Prologis Supplemental Information THIRD QUARTER 2025 Unaudited Prologis Apex Park, Daventry, United Kingdom

Contents Highlights 3 Company Profile 5 Company Performance 7 Prologis Leading Indicators and Proprietary Metrics 8 Guidance Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Income 11 Reconciliations of Net Earnings to FFO 12 Reconciliations of Net Earnings to Adjusted EBITDA Operations 13 Overview 14 Operating Metrics 16 Operating Portfolio 19 Customer Information Capital Deployment 20 Overview 21 Development Stabilizations 22 Development Starts 23 Development Portfolio 24 Third-Party Acquisitions 25 Dispositions and Contributions 26 Land Portfolio 28 Solar and Energy Storage Portfolios Strategic Capital 29 Overview 30 Summary and Financial Highlights 31 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 32 Non-GAAP Pro-Rata Financial Information Capitalization 33 Overview 34 Debt Components - Consolidated 35 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 36 Components Notes and Definitions 38 Notes and Definitions

$42.3B Build Out of Land (TEI) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. Overview Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At September 30, 2025, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.3 billion square feet (120 million square meters) in 20 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,500 customers principally across two major categories: business-to-business and retail/online fulfillment. 5,887 Buildings 1.3B Square Feet Europe 252M SF 9% of NOI*(A) Asia 114M SF 1% of NOI*(A) U.S. 802M SF 85% of NOI*(A) Other Americas 128M SF 5% of NOI*(A)

Company Profile Highlights OPERATIONS $6.6B in annual NOI*(A) DEVELOPMENT $771M in value creation from stabilizations(C) GROSS AUM $215B PROLOGIS SHARE AUM $149B MARKET EQUITY $109B STRATEGIC CAPITAL $454M of fees and promotes(B) (D) (D) (D) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Q3 2025 Prologis Share of NOI of the Operating Portfolio annualized. Q3 2025 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income (Expense). Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional.

Highlights

Q3 2025 Supplemental

PROLOGIS®

Company Performance

dollars in millions, except per share/unit data	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Rental and other revenues	$ 2,064	$ 1,901	$ 6,098	$ 5,583
Strategic capital revenues	150	135	439	418
Total revenues	2,214	2,036	6,537	6,001
Net earnings attributable to common stockholders	763	1,004	1,924	2,448
Core FFO attributable to common stockholders/unitholders*	1,426	1,367	4,178	3,870
AFFO attributable to common stockholders/unitholders*	1,064	1,014	3,184	3,118
Adjusted EBITDA attributable to common stockholders/unitholders*	1,868	1,734	5,428	5,051
Estimated value creation from development stabilizations - Prologis Share	169	129	473	475
Common stock dividends and common limited partnership unit distributions	967	917	2,898	2,750
Per common share - diluted:				
Net earnings attributable to common stockholders	$ 0.82	$ 1.08	$ 2.06	$ 2.63
Core FFO attributable to common stockholders/unitholders*	1.49	1.43	4.37	4.06
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*	1.50	1.45	4.41	4.11
Business line reporting:				
Real estate*	1.43	1.37	4.19	3.91
Strategic capital*	0.06	0.06	0.18	0.15
*Core FFO attributable to common stockholders/unitholders**	*1.49*	*1.43*	*4.37*	*4.06*
Realized development gains, net of taxes*	0.01	0.03	0.05	0.16
Dividends and distributions per common share/unit	1.01	0.96	3.03	2.88

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS



$1,500
$1,200
$900
$600
$300
$0
$1,004
$1,277
$592
$570
$763
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*



$1,500
$1,200
$900
$600
$300
$0
$1,367
$1,435
$1,356
$1,396
$1,426
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Amount attributable to strategic capital

AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*



$1,500
$1,200
$900
$600
$300
$0
$1,014
$1,303
$1,084
$1,036
$1,064
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Amount attributable to realized development gains, net of taxes

5

* This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on pages 8 and 9 and reference our Notes and Definitions for further explanation.

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS in millions CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions Highlights Company Performance DIVIDENDS AND DISTRIBUTIONS in millions * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation.

LEASE PROPOSALS in millions of square feet U.S. IBI ACTIVITY INDEX diffusion index, points NEW LEASE NEGOTIATION GESTATION in days U.S. SPACE UTILIZATION percent Prologis Leading Indicators and Proprietary Metrics* Highlights 115 Average 80 54.1 Average 57.7 52 Average 54 84.6% Average 85.4% Average 40% 42% Net rentable area of proposals Proposals as a % of available net rentable area * Please see our Notes and Definitions for further explanation.

Guidance(A) Highlights dollars in millions, except per share amounts 2025 Guidance Low High Net earnings attributable to common stockholders(B) $ 3.40 $ 3.50 Core FFO attributable to common stockholders/unitholders*(B) $ 5.78 $ 5.81 Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*(C) $ 5.83 $ 5.86 Operations Average occupancy - Prologis Share 94.75% 95.25 % Same store NOI - cash - Prologis Share* 4.75% 5.25 % Same store NOI - net effective - Prologis Share* 4.25% 4.75 % Other Assumptions Strategic capital revenue, excluding promote revenue $ 580 $ 590 Net Promote Income (Expense) $ (50) $ (50) General & administrative expenses $ 460 $ 470 Realized development gains $ 150 $ 250 Capital Deployment PROLOGIS SHARE OWNED AND MANAGED Low High Development stabilizations $ 1,900 $ 2,300 $ 2,000 $ 2,500 Development starts $ 2,750 $ 3,250 $ 3,000 $ 3,500 Acquisitions $ 1,250 $ 1,500 $ 1,750 $ 2,000 Dispositions $ 750 $ 1,000 $ 1,000 $ 1,250 Contributions $ 750 $ 1,250 $ 1,000 $ 1,500 Exchange Rates We have hedged the rates for the majority of our estimated 2025 Euro, Sterling and Yen Core FFO, effectively insulating 2025 results from FX movements in these currencies. For purposes of capital deployment and other metrics, we assumed effective rates for EUR, GBP and JPY of 1.17 ($/€), 1.34 ($/£) and 147.99 (¥/$), respectively. * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Our guidance for 2025 is based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to “Forward-Looking Statements” and “Risk Factors” referred to in our annual and quarterly financial statements on Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”) for more information. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and amortization and gains or losses on dispositions of real estate. See the Notes and Definitions for a reconciliation. We are further adjusting Core FFO to exclude $0.05 of net promote expense. The expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods.

Consolidated Balance Sheets Financial Information in thousands September 30, 2025 June 30, 2025 December 31, 2024 Assets: Investments in real estate properties: Operating properties $ 80,688,903 $ 80,115,830 $ 78,279,353 Development portfolio 2,748,411 2,891,025 2,829,613 Land 5,095,671 4,826,727 4,453,522 Other real estate investments 6,504,491 6,498,929 5,683,688 95,037,476 94,332,511 91,246,176 Less accumulated depreciation 14,345,033 13,827,462 12,758,159 Net investments in real estate properties 80,692,443 80,505,049 78,488,017 Investments in and advances to unconsolidated entities 10,543,057 10,618,184 10,079,448 Assets held for sale or contribution 358,851 253,331 248,511 Net investments in real estate 91,594,351 91,376,564 88,815,976 Cash and cash equivalents 1,186,022 1,066,081 1,318,591 Other assets 5,560,768 5,274,405 5,194,342 Total assets $ 98,341,141 $ 97,717,050 $ 95,328,909 Liabilities and Equity: Liabilities: Debt $ 35,302,901 $ 34,666,551 $ 30,879,263 Accounts payable, accrued expenses and other liabilities 5,826,131 5,743,685 5,832,876 Total liabilities 41,129,032 40,410,236 36,712,139 Equity: Stockholders' equity 52,635,541 52,728,574 53,951,138 Noncontrolling interests 3,328,104 3,311,886 3,323,047 Noncontrolling interests - limited partnership unitholders 1,248,464 1,266,354 1,342,585 Total equity 57,212,109 57,306,814 58,616,770 Total liabilities and equity $ 98,341,141 $ 97,717,050 $ 95,328,909

Consolidated Statements of Income Financial Information Three Months Ended Nine Months Ended September 30, September 30, in thousands, except per share amounts 2025 2024 2025 2024 Revenues: Rental $ 2,054,200 $ 1,897,164 $ 6,066,797 $ 5,577,198 Strategic capital 150,351 135,367 438,652 418,521 Development management and other 9,330 3,858 31,966 5,245 Total revenues 2,213,881 2,036,389 6,537,415 6,000,964 Expenses: Rental 484,635 427,425 1,460,915 1,326,917 Strategic capital 69,270 61,342 194,964 210,689 General and administrative 110,662 98,154 332,234 316,041 Depreciation and amortization 647,999 649,265 1,957,278 1,924,075 Other 8,724 15,683 30,079 39,371 Total expenses 1,321,290 1,251,869 3,975,470 3,817,093 Operating income before gains on real estate transactions, net $ 892,591 $ 784,520 $ 2,561,945 $ 2,183,871 Gains on dispositions of development properties and land, net 15,435 32,005 53,363 159,487 Gains on other dispositions of investments in real estate, net 32,235 434,446 116,078 651,306 Operating income $ 940,261 $ 1,250,971 $ 2,731,386 $ 2,994,664 Other income (expense): Earnings from unconsolidated entities, net 92,827 84,749 268,418 259,558 Interest expense (258,274) (230,113) (741,891) (631,700) Foreign currency, derivative and other gains (losses) and other income (expense), net 100,981 (37,942) (53,506) 62,774 Gains (losses) on early extinguishment of debt, net – – – 536 Total other income (expense) (64,466) (183,306) (526,979) (308,832) Earnings before income taxes 875,795 1,067,665 2,204,407 2,685,832 Current income tax benefit (expense) (59,847) (12,518) (124,271) (77,872) Deferred income tax benefit (expense) 5,312 8,304 2,948 (2,201) Consolidated net earnings 821,260 1,063,451 2,083,084 2,605,759 Net earnings attributable to noncontrolling interests (38,329) (32,728) (107,044) (91,838) Net earnings attributable to noncontrolling interests - limited partnership units (18,665) (25,004) (47,592) (61,139) Net earnings attributable to controlling interests 764,266 1,005,719 1,928,448 2,452,782 Preferred stock dividends (1,369) (1,452) (4,326) (4,407) Net earnings attributable to common stockholders $ 762,897 $ 1,004,267 $ 1,924,122 $ 2,448,375 Weighted average common shares outstanding - Diluted 956,603 953,813 955,824 953,530 Net earnings per share attributable to common stockholders - Diluted $ 0.82 $ 1.08 $ 2.06 $ 2.63

Q3 2025 Supplemental PROLOGIS®

Financial Information

Reconciliations of Net Earnings to FFO*

in thousands	Three Months Ended September 30, 2025		Three Months Ended September 30, 2024		Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2024	
Net earnings attributable to common stockholders	$	762,897	$	1,004,267	$	1,924,122	$	2,448,375
Add (deduct) NAREIT defined adjustments:								
Real estate related depreciation and amortization		626,093		630,077		1,896,978		1,870,061
Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land)		(32,277)		(434,174)		(115,048)		(650,565)
Adjustments related to noncontrolling interests		(13,142)		(5,488)		(48,888)		(31,392)
Our proportionate share of adjustments related to unconsolidated entities		138,279		111,439		422,637		332,875
NAREIT defined FFO attributable to common stockholders/unitholders*	**$**	**1,481,850**	**$**	**1,306,121**	**$**	**4,079,801**	**$**	**3,969,354**
Add (deduct) our modified adjustments:								
Unrealized foreign currency, derivative and other losses (gains), net		(37,767)		99,122		154,948		61,014
Deferred income tax expense (benefit)		(5,312)		(8,304)		(2,948)		2,201
Our proportionate share of adjustments related to unconsolidated entities		(1,183)		552		(2,948)		(3,659)
FFO, as modified by Prologis attributable to common stockholders/unitholders*	**$**	**1,437,588**	**$**	**1,397,491**	**$**	**4,228,853**	**$**	**4,028,910**
Add (deduct) Core FFO defined adjustments:								
Gains on dispositions of development properties and land, net		(15,435)		(32,005)		(53,363)		(159,487)
Current income tax expense (benefit) on dispositions		2,799		1,729		3,602		6,565
Losses (gains) on early extinguishment of debt, net		–		–		–		(536)
Adjustments related to noncontrolling interests		675		–		3,496		78
Our proportionate share of adjustments related to unconsolidated entities		3		(604)		(4,945)		(5,253)
Core FFO attributable to common stockholders/unitholders*	**$**	**1,425,630**	**$**	**1,366,611**	**$**	**4,177,643**	**$**	**3,870,277**
Add (deduct) AFFO defined adjustments:								
Gains on dispositions of development properties and land, net		15,435		32,005		53,363		159,487
Current income tax benefit (expense) on dispositions		(2,799)		(1,729)		(3,602)		(6,565)
Straight-lined rents and amortization of lease intangibles		(162,529)		(166,980)		(530,691)		(470,289)
Property improvements		(109,397)		(122,556)		(212,536)		(248,868)
Turnover costs		(138,212)		(131,782)		(413,577)		(347,488)
Amortization of debt discount, financing costs and management contracts, net		21,989		20,633		65,310		59,333
Stock compensation amortization expense		44,509		42,520		141,654		164,302
Adjustments related to noncontrolling interests		25,052		18,191		57,628		38,874
Our proportionate share of adjustments related to unconsolidated entities		(55,987)		(43,064)		(151,669)		(100,752)
AFFO attributable to common stockholders/unitholders*	**$**	**1,063,691**	**$**	**1,013,849**	**$**	**3,183,523**	**$**	**3,118,311**

11

*This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Reconciliations of Net Earnings to Adjusted EBITDA* Financial Information Three Months Ended Nine Months Ended September 30, September 30, in thousands 2025 2024 2025 2024 Net earnings attributable to common stockholders $ 762,897 $ 1,004,267 $ 1,924,122 $ 2,448,375 Gains on other dispositions of investments in real estate, net (excluding development properties and land) (32,235) (434,446) (116,078) (651,306) Depreciation and amortization expense 647,999 649,265 1,957,278 1,924,075 Interest charges 242,992 212,566 694,500 589,991 Current and deferred income tax expense, net 54,535 4,214 121,323 80,073 Net earnings attributable to noncontrolling interests - limited partnership units 18,665 25,004 47,592 61,139 Pro forma adjustments 1,353 5,386 11,663 12,927 Preferred stock dividends 1,369 1,452 4,326 4,407 Unrealized foreign currency, derivative and other losses (gains), net (37,767) 99,122 154,948 61,014 Stock compensation amortization expense 44,509 42,520 141,654 164,302 Losses (gains) on early extinguishment of debt, net – – – (536) Adjustments related to noncontrolling interests (32,315) (30,871) (97,984) (93,718) Our proportionate share of adjustments related to unconsolidated entities 195,704 155,119 585,130 449,921 Adjusted EBITDA attributable to common stockholders/unitholders* $ 1,867,706 $ 1,733,598 $ 5,428,474 $ 5,050,664 *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

96.1% 95.8% 94.8% 94.8% 94.7% Average occupancy - Prologis Share OCCUPANCY - OWNED AND MANAGED CUSTOMER RETENTION SAME STORE CHANGE OVER PRIOR YEAR - PROLOGIS SHARE* RENT CHANGE - PROLOGIS SHARE Operations Overview 70.4% 68.7% 64.5% 59.9% 55.0% Trailing four quarters - net effective *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q3 2025 Supplemental PROLOGIS

Operations

Operating Metrics – Owned and Managed

PERIOD ENDING OCCUPANCY


100%
95%
90%
96.3%
95.9%
95.2%
95.1%
95.4%
97.0%
97.7%
97.7%
97.1%
96.8%
96.0%
96.0%
95.6%
95.3%
95.2%
92.3%
94.1%
92.5%
93.2%
92.8%
Q3 24 Q4 24 Q1 25 Q2 25 Q3 25
U.S.
Other Americas
Europe
Asia

square feet in thousands

Leasing Activity[A]	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Square feet of leases commenced:					
Operating Portfolio:					
Renewals	34,661	31,676	42,136	36,528	42,720
New leases	14,331	11,284	21,115	13,906	19,631
Total Operating Portfolio	48,992	42,960	63,251	50,434	62,351
Properties under development	1,772	3,531	1,868	747	3,252
Total Square Feet of Leases Commenced	**50,764**	**46,491**	**65,119**	**51,181**	**65,603**
Total square feet of Operating Portfolio leases commenced, including leases greater than one month	57,939	52,315	70,648	59,237	70,227
Weighted average term of leases started (in months)	60	64	63	56	59
Operating Portfolio:					
Trailing four quarters - square feet of leases commenced	170,420	176,594	194,817	205,637	218,996
Trailing four quarters - average % of portfolio	14.9%	15.2%	16.6%	17.4%	18.3%
Rent change (net effective)	57.6%	52.2%	43.4%	44.2%	42.5%
Rent change (net effective) - Prologis Share	67.8%	66.3%	53.7%	53.4%	49.4%
Rent change (cash)	36.2%	29.1%	23.8%	26.7%	24.3%
Rent change (cash) - Prologis Share	44.1%	40.1%	32.1%	34.8%	29.4%

14

A. Amounts exclusive of leases of less than one year, unless otherwise noted.

Operations

Operating Metrics – Owned and Managed

Q3 2025 Supplemental

CAPITAL EXPENDITURES

Thousands, except for percentages

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Property improvements[(A)]	$ 197,260	$ 244,170	$ 63,040	$ 127,020	$ 162,406
Tenant improvements	78,106	92,980	91,378	122,474	104,823
Leasing commissions	102,343	100,879	92,391	94,151	108,666
Total turnover costs	180,449	193,859	183,769	216,625	213,489
Total Capital Expenditures - Owned and Managed	**$377,709**	**$438,029**	**$246,809**	**$343,645**	**$375,895**
Trailing four quarters - % of NOI*[(A)]	15.3%	15.3%	15.4%	15.4%	15.0%
Weighted average ownership percentage	72.8%	69.4%	69.1%	69.3%	70.7%
Total Capital Expenditures - Prologis Share	**$275,089**	**$304,195**	**$170,468**	**$238,311**	**$265,774**

SAME STORE INFORMATION

Thousands, except for percentages

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Square feet	1,073,873	1,070,194	1,129,114	1,128,630	1,125,601
Average occupancy	96.5%	96.3%	95.5%	95.4%	95.2%
Average occupancy - annual percentage change	(0.8%)	(1.0%)	(1.5%)	(1.2%)	(1.3%)
Period ending occupancy	96.6%	96.4%	95.5%	95.4%	95.4%
Percentage change - Prologis Share*:					
NOI - cash	7.2%	6.7%	6.2%	4.9%	5.2%
NOI - net effective	6.2%	6.6%	5.9%	4.8%	3.9%

PROPERTY IMPROVEMENTS


Per square foot ($)
Trailing four quarter average
$0.25
$0.20
$0.15
$0.10
$0.05
$0.00
$0.14
$0.14
$0.14
$0.13
$0.12
$0.17
$0.20
$0.05
$0.11
$0.13
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

TURNOVER COSTS ON LEASES COMMENCED


Per square foot ($)
As a % of lease value
$4.00
$3.20
$2.40
$1.60
$0.80
$0.00
10%
8%
6%
4%
2%
0%
7.2%
7.9%
7.4%
7.5%
7.9%
$3.59
$3.76
$3.25
$3.47
$3.81
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
2.6%
2.8%
2.9%
2.9%
3.2%
Free rent as a % of lease value - trailing four quarters

COMPOSITION OF PORTFOLIO (BY UNIT SIZE)


30%
25%
20%
15%
10%
5%
28%
28%
23%
21%
<100KSF
100-250KSF
250-500KSF
>500KSF
92.7%
95.2%
96.2%
97.6%
Period ending occupancy

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. This data includes recurring capital expenditures and NOI of our Operating Portfolio. Excluded from recurring capital expenditures is spend for our properties that is structural in nature and therefore non-recurring.

15

Operating Portfolio – Square Feet, Occupied and Leased Operations # of Buildings Square Feet Occupied % Leased % square feet in thousands and ordered by Prologis Share of NOI (%) Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Southern California 556 126,991 106,497 13.7 94.9 94.8 95.3 95.3 New Jersey/New York City 208 54,764 43,193 5.6 95.5 95.5 95.5 95.5 Chicago 329 70,276 55,392 7.1 97.0 97.2 97.2 97.2 San Francisco Bay Area 286 28,528 23,670 3.1 94.5 94.9 94.9 95.3 Dallas/Ft. Worth 278 61,030 51,897 6.7 96.0 96.1 96.3 96.4 South Florida 224 29,614 23,594 3.0 95.2 95.1 95.8 95.9 Atlanta 237 52,474 46,434 6.0 96.5 96.6 96.6 96.7 Lehigh Valley 82 37,120 32,881 4.2 90.7 91.6 90.7 91.6 Seattle 164 25,017 17,875 2.3 95.1 95.9 95.4 96.3 Houston 233 37,868 31,975 4.1 98.1 98.2 98.1 98.2 Baltimore/Washington 135 18,377 14,628 1.9 92.4 94.0 94.2 95.5 Central Valley 44 22,661 21,492 2.8 96.9 96.7 96.9 96.7 Nashville 66 17,335 14,296 1.8 98.2 98.5 98.2 98.5 Phoenix 83 16,838 14,412 1.9 94.5 93.7 95.9 95.5 Orlando 110 14,253 12,773 1.6 97.6 97.5 97.6 97.6 Las Vegas 81 14,760 9,602 1.2 89.8 91.5 90.4 92.1 Cincinnati 69 19,023 16,665 2.2 94.9 94.5 95.5 95.3 Central PA 38 19,097 14,320 1.8 91.0 92.6 91.0 92.6 Indianapolis 57 20,580 16,368 2.1 97.3 96.6 98.0 97.5 Remaining U.S. markets (11 markets) 383 72,601 62,418 8.1 96.5 96.6 96.9 97.0 Total U.S. 3,663 759,207 630,382 81.2 95.4 95.6 95.8 96.0 Mexico 355 67,419 23,855 3.1 97.8 97.4 97.8 97.4 Canada 38 12,837 12,837 1.6 93.9 93.9 94.0 94.0 Brazil 46 19,605 4,001 0.5 95.0 95.1 95.5 95.6 Total Other Americas 439 99,861 40,693 5.2 96.8 96.1 96.9 96.2 United Kingdom 179 33,468 12,951 1.7 94.8 92.4 95.1 92.7 Germany 146 37,157 11,253 1.4 97.1 95.6 98.7 98.2 France 147 35,582 12,313 1.6 94.8 95.2 95.6 95.8 Netherlands 118 31,601 10,996 1.4 95.5 93.3 95.5 93.3 Remaining European countries (8 countries) 503 106,115 38,199 4.9 94.7 92.4 95.0 93.0 Total Europe 1,093 243,923 85,712 11.0 95.2 93.3 95.7 94.0 Japan 73 50,508 10,331 1.3 96.5 87.5 97.4 91.6 China 180 53,287 8,131 1.1 89.3 89.2 90.4 90.4 Singapore 5 951 951 0.1 98.3 98.3 98.3 98.3 India 2 478 407 0.1 88.3 88.3 88.3 88.3 Total Asia 260 105,224 19,820 2.6 92.8 88.8 93.8 91.4 Total Outside the U.S. 1,792 449,008 146,225 18.8 95.0 93.5 95.5 94.3 Total Operating Portfolio 5,455 1,208,215 776,607 100.0 95.3 95.2 95.7 95.6

Q3 2025 Supplemental PROLOGIS®

Operations

Operating Portfolio – NOI* and Gross Book Value

dollars in thousands and ordered by Prologis Share of NOI (%)	Third Quarter NOI*			Gross Book Value		
	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Southern California	$ 378,039	$ 317,570	19.2	$ 20,919,610	$ 18,210,181	19.3
New Jersey/New York City	183,210	145,849	8.8	9,876,336	8,070,381	8.6
Chicago	120,899	94,714	5.7	6,807,214	5,387,882	5.7
San Francisco Bay Area	105,874	88,931	5.4	4,674,770	3,910,745	4.2
Dallas/Ft. Worth	102,915	87,203	5.3	5,613,234	4,757,608	5.0
South Florida	92,246	73,127	4.4	5,288,752	4,331,234	4.6
Atlanta	79,645	69,458	4.2	4,475,746	3,982,225	4.2
Lehigh Valley	71,809	64,357	3.9	4,686,604	4,238,411	4.5
Seattle	67,825	50,313	3.1	3,826,964	2,956,959	3.1
Houston	58,743	49,475	3.0	3,891,730	3,359,741	3.6
Baltimore/Washington	50,469	40,900	2.5	2,741,403	2,227,511	2.4
Central Valley	42,717	39,766	2.4	1,980,350	1,875,962	2.0
Nashville	33,331	28,666	1.7	1,558,951	1,358,057	1.4
Phoenix	32,937	27,150	1.6	1,920,230	1,614,579	1.7
Orlando	28,673	25,647	1.6	1,526,557	1,382,147	1.5
Las Vegas	36,773	24,416	1.5	1,738,530	1,107,873	1.2
Cincinnati	26,214	23,120	1.4	1,332,724	1,197,383	1.3
Central PA	28,078	21,786	1.3	1,746,624	1,354,459	1.4
Indianapolis	26,313	21,352	1.3	1,395,076	1,162,302	1.2
Remaining U.S. markets (11 markets)	124,268	105,980	6.4	6,286,907	5,389,800	5.7
Total U.S.	**1,690,978**	**1,399,780**	**84.7**	**92,288,312**	**77,875,440**	**82.6**
Mexico	121,304	43,084	2.6	5,439,559	1,924,525	2.0
Canada	33,356	33,356	2.0	1,341,753	1,341,753	1.4
Brazil	29,020	6,325	0.4	1,012,224	231,488	0.3
Total Other Americas	**183,680**	**82,765**	**5.0**	**7,793,536**	**3,497,766**	**3.7**
United Kingdom	95,194	34,938	2.1	8,780,579	3,564,558	3.8
Germany	68,701	20,978	1.3	4,675,358	1,390,852	1.5
France	54,876	18,530	1.1	3,865,520	1,233,195	1.3
Netherlands	54,904	18,179	1.1	3,779,438	1,247,230	1.3
Remaining European countries (8 countries)	152,680	53,290	3.2	9,716,904	3,419,703	3.6
Total Europe	**426,355**	**145,915**	**8.8**	**30,817,799**	**10,855,538**	**11.5**
Japan	94,398	17,216	1.0	7,426,106	1,402,838	1.5
China	27,338	4,195	0.3	2,982,046	457,581	0.5
Singapore	3,187	3,187	0.2	149,718	149,718	0.2
India	324	276	0.0	18,811	15,989	0.0
Total Asia	**125,247**	**24,874**	**1.5**	**10,576,681**	**2,026,126**	**2.2**
Total Outside the U.S.	**735,282**	**253,554**	**15.3**	**49,188,016**	**16,379,430**	**17.4**
Total Operating Portfolio	**$ 2,426,260**	**$ 1,653,334**	**100.0**	**$ 141,476,328**	**$ 94,254,870**	**100.0**

17

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Operating Portfolio – Summary by Division Operations # of Buildings Square Feet Occupied % Leased % square feet and dollars in thousands Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Consolidated Total U.S. 2,898 625,757 589,667 75.9 95.6 95.7 96.0 96.1 Total Outside the U.S. 117 28,930 28,858 3.7 84.4 84.4 86.3 86.3 Total Operating Portfolio - Consolidated 3,015 654,687 618,525 79.6 95.1 95.2 95.6 95.6 Unconsolidated Total U.S. 765 133,450 40,715 5.3 94.4 94.4 94.7 94.7 Total Outside the U.S. 1,675 420,078 117,367 15.1 95.7 95.7 96.2 96.2 Total Operating Portfolio - Unconsolidated 2,440 553,528 158,082 20.4 95.4 95.4 95.8 95.8 Total Total U.S. 3,663 759,207 630,382 81.2 95.4 95.6 95.8 96.0 Total Outside the U.S. 1,792 449,008 146,225 18.8 95.0 93.5 95.5 94.3 Total Operating Portfolio 5,455 1,208,215 776,607 100.0 95.3 95.2 95.7 95.6 Value added properties - consolidated 10 2,432 2,152 30.8 34.3 30.8 34.3 Value added properties - unconsolidated 7 1,403 400 58.4 59.6 58.4 59.6 Total Operating Properties 5,472 1,212,050 779,159 95.1 95.0 95.5 95.5 Third Quarter NOI* Gross Book Value Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share % of Total Consolidated Total U.S. $ 1,386,184 $ 1,306,787 79.1 $ 77,174,556 $ 73,264,233 77.7 Total Outside the U.S. 55,123 55,075 3.3 3,239,216 3,236,395 3.5 Total Operating Portfolio - Consolidated $ 1,441,307 $ 1,361,862 82.4 $ 80,413,772 $ 76,500,628 81.2 Unconsolidated Total U.S. $ 304,794 $ 92,993 5.6 $ 15,113,756 $ 4,611,207 4.9 Total Outside the U.S. 680,159 198,479 12.0 45,948,800 13,143,035 13.9 Total Operating Portfolio - Unconsolidated $ 984,953 $ 291,472 17.6 $ 61,062,556 $ 17,754,242 18.8 Value added properties - consolidated $ 2,214 $ 2,210 $ 434,809 $ 407,907 Value added properties - unconsolidated $ 1,576 $ 479 $ 247,444 $ 70,858 * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q3 2025 Supplemental PROLOGIS®

Operations

Customer Information

Top Customers
square feet in thousands

Owned and Managed

		% of Net Effective Rent	Total Square Feet
1	Amazon	4.9	46,400
2	Home Depot	1.8	19,501
3	FedEx	1.4	10,688
4	DHL	1.2	13,506
5	DSV	1.1	13,724
6	Geodis	1.1	15,022
7	UPS	0.9	10,566
8	GXO	0.8	9,548
9	CEVA Logistics	0.8	11,301
10	Walmart	0.7	8,653
Top 10 Customers		**14.7**	**158,909**
11	Kuehne + Nagel	0.7	8,173
12	Maersk	0.7	6,506
13	Pepsi	0.5	4,509
14	Mercado Libre	0.5	6,213
15	GigaCloud	0.4	3,494
16	Ryder	0.4	3,778
17	NFI Industries	0.4	3,543
18	Lululemon	0.4	2,481
19	Burlington Stores	0.4	3,130
20	Samsung	0.4	4,540
21	Wayfair	0.4	5,783
22	Nippon Express	0.4	4,120
23	ZOZO	0.3	4,886
24	Berkshire Hathaway	0.3	3,049
25	U.S. Government	0.3	2,343
Top 25 Customers		**21.2**	**225,457**

Remaining Lease Expirations - Operating Portfolio
square feet and dollars in thousands, except per square foot amounts

Owned and Managed

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2025[A]	29,515	176,278	1.8	5.97
2026[A]	176,304	1,155,405	12.2	6.55
2027	196,442	1,446,387	15.2	7.36
2028	174,693	1,429,210	15.1	8.18
2029	140,083	1,231,786	13.0	8.79
Thereafter	433,959	4,048,326	42.7	9.33
Total	**1,150,996**	**9,487,392**	**100.0**	**8.24**

Weighted average term of leases remaining (based on net effective rent) 4.1 years

Prologis Share

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2025[A]	16,346	103,904	1.6	6.36
2026[A]	102,345	737,737	11.3	7.21
2027	124,184	972,847	14.9	7.83
2028	108,726	949,314	14.6	8.73
2029	94,072	864,569	13.3	9.19
Thereafter	293,868	2,887,432	44.3	9.83
Total	**739,541**	**6,515,803**	**100.0**	**8.81**

Weighted average term of leases remaining (based on net effective rent) 4.3 years

A. We have signed leases, which were due to expire in 2025 and 2026, totaling 23 million square feet and 39 million square feet, in our Owned and Managed portfolio (1.7% and 2.9% of total net effective rent) and 15 million square feet and 23 million square feet on a Prologis Share basis (1.7% and 2.6% of total net effective rent). These are excluded from 2025 and 2026 expirations and are reflected in the new year of expiration.

19

M&A and Significant Portfolio Activity — $23,200 $3,100 $800 — DEVELOPMENT STARTS (TEI) in millions DEVELOPMENT STABILIZATIONS (TEI) dollars in millions ACQUISITION ACTIVITY(A) in millions LAND PORTFOLIO dollars in millions Capital Deployment Overview – Prologis Share Outside the U.S. U.S. Est Value Creation $1,326 $1,583 $917 $773 $473 Est Wtd Avg Stabilized Yield 6.1% 6.3% 6.3% 6.1% 6.8% Est Build Out(B): Sq. Ft. in millions 218 TEI $38,700 YTD Q3 This data excludes acquisitions of land. The estimated build out includes the land portfolio, Covered Land Plays and other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

Q3 2025 Supplemental PROLOGIS®

Capital Deployment

Development Stabilizations

square feet and dollars in thousands	Three Months Ended September 30, 2025			Nine Months Ended September 30, 2025		
		TEI			TEI	
	Square Feet	Owned and Managed	Prologis Share	Square Feet	Owned and Managed	Prologis Share
Central[A]	–	$ –	$ –	545	$ 358,800	$ 328,977
East[A]	853	181,796	178,779	1,884	398,070	395,053
West[A]	309	72,555	72,555	2,289	400,522	400,522
Total U.S.	**1,162**	**254,351**	**251,334**	**4,718**	**1,157,392**	**1,124,552**
Canada	–	–	–	–	–	–
Mexico	833	95,168	95,168	997	113,030	113,030
Brazil	–	–	–	–	–	–
Total Other Americas	**833**	**95,168**	**95,168**	**997**	**113,030**	**113,030**
Northern Europe	1,442	198,039	173,986	2,249	292,183	261,349
Southern Europe	–	–	–	474	55,187	55,187
Central Europe	506	41,209	41,209	758	62,321	62,321
United Kingdom	48	20,950	11,001	121	50,662	40,713
Total Europe	**1,996**	**260,198**	**226,196**	**3,602**	**460,353**	**419,570**
Japan	57	31,723	31,723	137	58,593	58,593
China[A]	–	–	–	824	36,220	5,433
India	–	–	–	–	–	–
Total Asia	**57**	**31,723**	**31,723**	**961**	**94,813**	**64,026**
Total Outside the U.S.	**2,886**	**387,089**	**353,087**	**5,560**	**668,196**	**596,626**
Total Development Stabilizations	**4,048**	**$ 641,440**	**$ 604,421**	**10,278**	**$ 1,825,588**	**$ 1,721,178**
Percent build-to-suit			23.4 %			43.4 %
Estimated weighted average stabilized yield			6.7 %			6.8 %
Annualized estimated NOI			$ 40,657			$ 117,292
Estimated weighted average stabilized cap rate			5.1 %			5.2 %
Estimated weighted average margin			27.9 %			27.5 %
Estimated value creation			**$ 168,925**			**$ 473,101**

21

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion.

Q3 2025 Supplemental PROLOGIS

Capital Deployment

Development Starts

square feet and dollars in thousands	Three Months Ended September 30, 2025 Square Feet	Leased % at Start	TEI Owned and Managed	TEI Prologis Share	Nine Months Ended September 30, 2025 Square Feet	Leased % at Start	TEI Owned and Managed	TEI Prologis Share
Central[A]	–	–	$ –	$ –	520	21.6	$ 350,934	$ 321,340
East[B]	249	100.0	42,539	35,839	2,311	87.8	533,837	527,137
West	2,128	79.9	345,167	345,167	3,746	88.6	550,886	550,886
Total U.S.	**2,377**	**82.0**	**387,706**	**381,006**	**6,577**	**83.0**	**1,435,657**	**1,399,363**
Canada	–	–	–	–	–	–	–	–
Mexico	–	–	–	–	–	–	–	–
Brazil	106	100.0	8,538	1,708	106	100.0	8,538	1,708
Total Other Americas	**106**	**100.0**	**8,538**	**1,708**	**106**	**100.0**	**8,538**	**1,708**
Northern Europe	–	–	–	–	275	100.0	38,826	10,099
Southern Europe	–	–	–	–	527	51.7	97,688	97,688
Central Europe	–	–	–	–	682	100.0	49,886	49,886
United Kingdom	218	100.0	50,561	50,561	218	100.0	50,561	50,561
Total Europe	**218**	**100.0**	**50,561**	**50,561**	**1,702**	**85.0**	**236,961**	**208,234**
Japan	–	–	–	–	1,514	0.0	304,535	304,535
China	–	–	–	–	–	–	–	–
India	307	0.0	14,413	12,251	576	0.0	27,247	23,159
Total Asia	**307**	**0.0**	**14,413**	**12,251**	**2,090**	**0.0**	**331,782**	**327,694**
Total Outside the U.S.	**631**	**51.3**	**73,512**	**64,520**	**3,898**	**39.9**	**577,281**	**537,636**
Total Development Starts	**3,008**	**75.6**	**$ 461,218**	**$ 445,526**	**10,475**	**66.9**	**$ 2,012,938**	**$ 1,936,999**
Percent build-to-suit				63.9 %				68.0 %
Estimated weighted average stabilized yield				6.3 %				6.4 %
Annualized estimated NOI				$ 27,991				$ 124,375
Estimated weighted average stabilized cap rate				5.4 %				5.3 %
Estimated weighted average margin				15.0 %				18.7 %
Estimated value creation				**$ 66,830**				**$ 362,772**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion.
B. Amounts include a development recorded as a note receivable in the first quarter that is included in other real estate investments.

22

Q3 2025 Supplemental PROLOGIS

Capital Deployment

Development Portfolio

	Pre-Stabilized Developments				Under Development: 2025 Expected Completion			Under Development: 2026 and Thereafter Expected Completion			Total Development Portfolio: Owned and Managed			Total Development Portfolio: Prologis Share		
square feet and dollars in thousands	Sq Ft	Leased %	TEI: Owned and Managed	TEI: Prologis Share	Sq Ft	TEI: Owned and Managed	TEI: Prologis Share	Sq Ft	TEI: Owned and Managed	TEI: Prologis Share	Sq Ft	Leased %	TEI	Sq Ft	Leased %	TEI
Central[A]	566	0.0	$ 125,623	$ 125,623	216	$ 211,684	$ 190,516	1,168	$ 800,635	$ 726,230	1,950	50.1	$ 1,137,942	1,863	47.8	$ 1,042,369
East[B]	439	0.0	97,476	94,535	712	170,331	170,331	2,662	562,174	555,474	3,813	53.2	829,981	3,755	53.0	820,340
West[A]	1,904	49.9	370,588	370,188	–	–	–	3,746	539,634	539,634	5,650	75.5	910,222	5,647	75.5	909,822
Total U.S.	**2,909**	**32.7**	**593,687**	**590,346**	**928**	**382,015**	**360,847**	**7,576**	**1,902,443**	**1,821,338**	**11,413**	**63.7**	**2,878,145**	**11,265**	**63.4**	**2,772,531**
Canada	1,534	6.2	305,228	305,228	–	–	–	–	–	–	1,534	6.2	305,228	1,534	6.2	305,228
Mexico	1,304	24.2	142,690	142,690	–	–	–	–	–	–	1,304	24.2	142,690	1,304	24.2	142,690
Brazil	239	78.1	20,703	4,141	118	10,458	2,092	2,253	190,541	38,108	2,610	93.5	221,702	522	93.5	44,341
Total Other Americas	**3,077**	**19.4**	**468,621**	**452,059**	**118**	**10,458**	**2,092**	**2,253**	**190,541**	**38,108**	**5,448**	**52.3**	**669,620**	**3,360**	**26.7**	**492,259**
Northern Europe	446	8.8	90,923	75,561	–	–	–	275	39,231	10,224	721	43.6	130,154	472	19.4	85,785
Southern Europe	276	0.0	23,909	23,909	145	21,258	21,258	382	85,016	85,016	803	43.4	130,183	803	43.4	130,183
Central Europe	391	63.8	29,243	29,243	–	–	–	682	49,980	49,980	1,073	86.8	79,223	1,073	86.8	79,223
United Kingdom[A]	271	0.0	127,339	127,339	–	–	–	333	242,634	242,634	604	36.0	369,973	604	36.0	369,973
Total Europe	**1,384**	**20.9**	**271,414**	**256,052**	**145**	**21,258**	**21,258**	**1,672**	**416,861**	**387,854**	**3,201**	**56.6**	**709,533**	**2,952**	**53.8**	**665,164**
Japan	1,347	41.4	209,397	209,397	–	–	–	2,693	518,449	518,449	4,040	37.6	727,846	4,040	37.6	727,846
China[A]	–	–	–	–	–	–	–	1,158	70,582	10,587	1,158	0.0	70,582	174	0.0	10,587
India	–	–	–	–	561	27,105	17,280	576	26,305	22,359	1,137	0.0	53,410	847	0.0	39,639
Total Asia	**1,347**	**41.4**	**209,397**	**209,397**	**561**	**27,105**	**17,280**	**4,427**	**615,336**	**551,395**	**6,335**	**24.0**	**851,838**	**5,061**	**30.0**	**778,072**
Total Outside the U.S.	**5,808**	**25.5**	**949,432**	**917,508**	**824**	**58,821**	**40,630**	**8,352**	**1,222,738**	**977,357**	**14,984**	**41.3**	**2,230,991**	**11,373**	**35.2**	**1,935,495**
Total Development Portfolio	**8,717**	**27.9**	**$ 1,543,119**	**$1,507,854**	**1,752**	**$ 440,836**	**$ 401,477**	**15,928**	**$ 3,125,181**	**$2,798,695**	**26,397**	**51.0**	**$ 5,109,136**	**22,638**	**49.3**	**$4,708,026**
Cost to complete			$ 158,122	$ 156,181		$ 26,480	$ 17,435		$ 1,837,356	$ 1,605,989			$ 2,021,958			$ 1,779,605
Percent build-to-suit				0.0 %			50.3 %			65.2 %						43.0 %
Estimated weighted average stabilized yield				6.4 %			6.6 %			6.4 %						6.4 %

Annualized estimated NOI	$ 301,863
Estimated weighted average stabilized cap rate	5.2 %
Estimated weighted average margin	20.2 %
Estimated value creation	**$ 953,294**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion. The data centers in our Development Portfolio have a TEI of $1.0 billion and $0.9 billion and cost to complete of $0.5 billion and $0.5 billion on an Owned and Managed basis and Prologis Share basis, respectively.

B. Amounts include a development recorded as a note receivable that is included in other real estate investments.

23

Q3 2025 Supplemental
PROLOGIS

Capital Deployment
Third-Party Acquisitions

square feet and dollars in thousands	Three Months Ended September 30, 2025				Nine Months Ended September 30, 2025			
	Square Feet		Acquisition Price		Square Feet		Acquisition Price	
	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Prologis Wholly-Owned	–	–	$ –	$ –	2,415	2,415	$ 570,686	$ 570,686
Prologis U.S. Logistics Venture	600	330	58,339	32,110	600	330	58,339	32,110
Prologis Targeted U.S. Logistics Fund	–	–	–	–	252	77	101,094	30,600
Total U.S.	**600**	**330**	**58,339**	**32,110**	**3,267**	**2,822**	**730,119**	**633,396**
Prologis Wholly-Owned[(A)]	–	–	–	–	868	796	148,977	146,122
Prologis European Logistics Fund	–	–	–	–	3,376	888	454,912	119,732
Total Outside the U.S.	**–**	**–**	**–**	**–**	**4,244**	**1,684**	**603,889**	**265,854**
Total Third-Party Building Acquisitions	**600**	**330**	**$ 58,339**	**$ 32,110**	**7,511**	**4,506**	**$ 1,334,008**	**$ 899,250**
Weighted average stabilized cap rate				**6.2%**				**4.5%**
Acquisitions of other real estate investments[(B)]			15,391	15,391			294,066	293,958
Total Third-Party Acquisitions			**$ 73,730**	**$ 47,501**			**$ 1,628,074**	**$ 1,193,208**

A. Amounts include the acquisition of properties by a consolidated entity in which we have less than 100% ownership interest.
B. Amounts include the acquisition of non-industrial assets, including yards and renewable energy assets.

24

Q3 2025 Supplemental PROLOGIS®

Capital Deployment

Dispositions and Contributions

	Three Months Ended September 30, 2025				Nine Months Ended September 30, 2025			
	Square Feet		Sales Price		Square Feet		Sales Price	
square feet and dollars in thousands	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Third-Party Building Dispositions								
Prologis Wholly-Owned	284	284	$ 42,400	$ 42,400	1,230	1,230	$ 171,036	$ 171,036
Total U.S.	**284**	**284**	**42,400**	**42,400**	**1,230**	**1,230**	**171,036**	**171,036**
FIBRA Prologis	–	–	–	–	128	40	7,663	2,385
Total Other Americas	**–**	**–**	**–**	**–**	**128**	**40**	**7,663**	**2,385**
Nippon Prologis REIT	236	36	35,823	5,481	236	36	35,823	5,481
Total Asia	**236**	**36**	**35,823**	**5,481**	**236**	**36**	**35,823**	**5,481**
Total Outside the U.S.	**236**	**36**	**35,823**	**5,481**	**364**	**76**	**43,486**	**7,866**
Total Third-Party Building Dispositions	**520**	**320**	**78,223**	**47,881**	**1,594**	**1,306**	**214,522**	**178,902**
Building Contributions to Co-Investment Ventures								
Prologis European Logistics Fund	–	–	–	–	402	402	48,307	35,593
Total Europe	**–**	**–**	**–**	**–**	**402**	**402**	**48,307**	**35,593**
Total Outside the U.S.	**–**	**–**	**–**	**–**	**402**	**402**	**48,307**	**35,593**
Total Building Contributions to Co-Investment Ventures	**–**	**–**	**–**	**–**	**402**	**402**	**48,307**	**35,593**
Total Building Dispositions and Contributions	**520**	**320**	**$ 78,223**	**$ 47,881**	**1,996**	**1,708**	**$ 262,829**	**$ 214,495**
Weighted average stabilized cap rate				**5.4%**				**4.5%**
Land dispositions			–	–			16,087	12,440
Dispositions of other real estate investments[(A)]			25,600	23,040			61,140	57,785
Grand Total Dispositions and Contributions			**$ 103,823**	**$ 70,921**			**$ 340,056**	**$ 284,720**

A. Amounts include the disposition of non-industrial assets, including yards, renewable energy assets and data centers. Dispositions of Non-Strategic Assets are included as third-party building dispositions.

25

Q3 2025 Supplemental

PROLOGIS®

Capital Deployment

Land Portfolio – Owned and Managed

square feet and dollars in thousands, including markets where we own land ordered by Prologis Share of Operating Portfolio NOI (%)	Acres			Current Book Value		
	Owned and Managed	Prologis Share	Estimated Build Out (sq ft)	Owned and Managed	Prologis Share	% of Total
Southern California	646	601	10,743	$ 794,375	$ 754,542	14.7
New Jersey/New York City	360	360	3,305	410,929	410,929	8.0
Chicago	84	84	1,388	23,775	23,729	0.5
San Francisco Bay Area	56	56	1,010	103,188	103,188	2.0
Dallas/Ft. Worth	442	442	6,450	184,319	184,124	3.6
South Florida	90	83	1,357	107,958	103,822	2.0
Atlanta	319	319	3,032	44,449	44,449	0.9
Lehigh Valley	105	105	876	38,242	38,242	0.7
Seattle	53	53	943	39,078	39,078	0.8
Houston	400	388	5,754	161,467	159,637	3.1
Baltimore/Washington	111	111	1,253	82,373	82,373	1.6
Central Valley	633	633	9,516	198,891	198,890	3.9
Nashville	365	365	5,085	165,525	165,525	3.2
Phoenix	92	92	1,426	42,115	42,115	0.8
Orlando	129	111	1,848	38,319	32,788	0.6
Las Vegas	980	980	14,826	320,349	320,349	6.2
Central PA	104	104	1,117	30,054	30,054	0.6
Indianapolis	4	4	38	284	284	0.0
Remaining U.S. markets (7 markets)	589	581	8,608	267,917	261,382	5.0
Total U.S.	**5,562**	**5,472**	**78,575**	**3,053,607**	**2,995,500**	**58.2**
Mexico	911	778	16,785	304,748	291,965	5.7
Canada	362	362	6,570	651,381	651,381	12.6
Brazil	690	599	14,578	286,631	273,511	5.3
Total Other Americas	**1,963**	**1,739**	**37,933**	**1,242,760**	**1,216,857**	**23.6**
United Kingdom	284	284	5,796	234,644	234,644	4.6
Germany	128	94	2,800	150,103	113,193	2.2
France	171	124	3,340	150,681	141,991	2.8
Netherlands	55	55	1,437	59,430	59,430	1.1
Remaining European countries (7 countries)	764	694	14,637	193,748	173,751	3.4
Total Europe	**1,402**	**1,251**	**28,010**	**788,606**	**723,009**	**14.1**
Japan	106	106	6,689	152,000	152,000	2.9
China	78	12	2,499	19,252	2,888	0.1
India	228	193	5,331	65,505	55,679	1.1
Total Asia	**412**	**311**	**14,519**	**236,757**	**210,567**	**4.1**
Total Outside the U.S.	**3,777**	**3,301**	**80,462**	**2,268,123**	**2,150,433**	**41.8**
Total Land Portfolio	**9,339**	**8,773**	**159,037**	**$ 5,321,730**	**$ 5,145,933**	**100.0**

26

Q3 2025 Supplemental PROLOGIS®

Capital Deployment

Land Portfolio – Summary and Roll Forward

dollars in thousands	Acres			Current Book Value		
	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Central	1,518	1,498	17.1	$ 646,794	$ 638,227	12.4
East	1,358	1,333	15.2	789,079	779,412	15.1
West	2,686	2,641	30.1	1,617,734	1,577,861	30.7
Total U.S.	**5,562**	**5,472**	**62.4**	**3,053,607**	**2,995,500**	**58.2**
Mexico	911	778	9.0	304,748	291,965	5.7
Canada	362	362	4.1	651,381	651,381	12.6
Brazil	690	599	6.8	286,631	273,511	5.3
Total Other Americas	**1,963**	**1,739**	**19.9**	**1,242,760**	**1,216,857**	**23.6**
Central Europe	489	465	5.3	132,311	127,764	2.5
Northern Europe	226	174	2.0	221,380	179,250	3.5
Southern Europe	403	328	3.7	200,271	181,351	3.5
United Kingdom	284	284	3.2	234,644	234,644	4.6
Total Europe	**1,402**	**1,251**	**14.2**	**788,606**	**723,009**	**14.1**
Japan	106	106	1.2	152,000	152,000	2.9
China	78	12	0.1	19,252	2,888	0.1
India	228	193	2.2	65,505	55,679	1.1
Total Asia	**412**	**311**	**3.5**	**236,757**	**210,567**	**4.1**
Total Outside the U.S.	**3,777**	**3,301**	**37.6**	**2,268,123**	**2,150,433**	**41.8**
Total Land Portfolio	**9,339**	**8,773**	**100.0**	**$ 5,321,730**	**$ 5,145,933**	**100.0**
Estimated build out of land portfolio (in TEI)				$ 26,000,000	$ 24,800,000	
Estimated build out of Covered Land Plays (in TEI)				8,200,000	6,700,000	
Estimated build out of other land (in TEI)[(A)]				8,100,000	7,200,000	
Total				**$ 42,300,000**	**$ 38,700,000**	

Land Roll Forward - Prologis Share	U.S.	Other Americas	Europe	Asia	Total
At June 30, 2025	**$ 2,942,193**	**$ 971,336**	**$ 735,054**	**$ 217,422**	**$ 4,866,005**
Acquisitions	20,682	–	8,546	2,131	31,359
Reclassifications	90,290	242,067	–	1,273	333,630
Dispositions	–	–	–	–	–
Development starts	(114,152)	–	(20,771)	(6,860)	(141,783)
Infrastructure costs	56,350	4,860	4,010	3,299	68,519
Effect of changes in foreign exchange rates and other	137	(1,406)	(3,830)	(6,698)	(11,797)
At September 30, 2025	**$ 2,995,500**	**$ 1,216,857**	**$ 723,009**	**$ 210,567**	**$ 5,145,933**

27

A. Amounts include approximately 3,400 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

Q3 2025 Supplemental
PROLOGIS®

Capital Deployment

Solar and Energy Storage Portfolios – Owned and Managed

dollars in thousands, including markets we own solar ordered by Prologis Share of Operating Portfolio NOI (%)	Operating Portfolio		Under Development		
	Capacity (MW)	Gross Book Value	Capacity (MW)	Current Investment	TEI
Southern California	39	$ 91,924	55	$ 100,093	$ 160,958
New Jersey/New York City	61	127,632	38	114,648	140,646
Chicago	6	14,410	51	114,787	159,060
San Francisco Bay Area	10	20,206	31	37,140	96,233
Central Valley	16	31,945	21	39,077	53,743
Remaining U.S. markets (6 markets)	3	4,979	12	19,084	32,251
Total U.S.	**135**	**291,096**	**208**	**424,829**	**642,891**
Mexico	–	–	32	18,954	32,583
Total Other Americas	**–**	**–**	**32**	**18,954**	**32,583**
Germany	35	29,964	18	9,229	18,921
Italy	13	7,911	6	3,946	6,340
Remaining European countries (5 countries)	9	9,848	12	4,825	11,353
Total Europe	**57**	**47,723**	**36**	**18,000**	**36,614**
Japan	53	76,907	14	5,861	10,046
China	25	13,779	–	–	–
Singapore	5	4,070	–	–	–
Total Asia	**83**	**94,756**	**14**	**5,861**	**10,046**
Total Outside the U.S	**140**	**142,479**	**82**	**42,815**	**79,243**
Total Solar Portfolio	**275**	**433,575**	**290**	**467,644**	**722,134**
Energy Storage Portfolio	**62**	**83,731**	**12**	**9,696**	**17,932**
Total Solar and Energy Storage Portfolio	**337**	**$ 517,306**	**302**	**$ 477,340**	**$ 740,066**

Third party and other	467	Investment Tax Credits ("ITC")	(269,361)
Projects awaiting final commissioning[(A)]	21	**TEI, Net of ITCs**	**$ 470,705**
Total installed capacity	**825**	**Estimated weighted average stabilized yield**	**11.7 %**

28

A. These projects are also included as under development in the solar and energy storage portfolio.

THIRD-PARTY AUM dollars in billions THIRD-PARTY FEE RELATED AND PROMOTE REVENUE in millions FEE RELATED EARNINGS ANNUALIZED* in millions NET PROMOTE INCOME (EXPENSE) dollars in millions Strategic Capital Overview 21.6 37.1 51.5 50.9 26.5 Trailing 3-year basis points of third-party AUM 94.9% 95.0% 93.0% 95.0% 94.9% % Open end/Public (A) *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. A. Net Promote Income (Expense) in 2025 is negative due to expense from the amortization of stock compensation issued to employees related to promote income recognized in prior periods. Please refer to Highlights for Guidance for 2025 Net Promote Income (Expense).

Q3 2025 Supplemental PROLOGIS®

Strategic Capital

Summary and Financial Highlights

Co-Investment Ventures	Region	Type	Established	Accounting Method	Ownership	Structure	Next Promote Opportunity
Prologis U.S. Logistics Venture	U.S.	Core	2014	Consolidated	55.0 %	Open end	Q4 2025*
Prologis Targeted U.S. Logistics Fund	U.S.	Core	2004	Unconsolidated	30.5 %	Open end	Q2 2026
FIBRA Prologis[A]	Mexico	Core	2014	Unconsolidated	34.6 %	Public, Mexican Exchange	Q2 2026
Prologis Brazil Logistics Venture	Brazil	Core/Development	2019	Unconsolidated	20.0 %	Closed end	Q4 2025*
Prologis European Logistics Fund	Europe	Core	2007	Unconsolidated	26.1 %	Open end	Q3 2028
Prologis European Logistics Partners	Europe	Core	2013	Unconsolidated	50.0 %	Open end	Q4 2025*
Nippon Prologis REIT[A]	Japan	Core	2013	Unconsolidated	15.3 %	Public, Tokyo Exchange	N/A
Prologis Japan Core Logistics Fund	Japan	Core	2023	Unconsolidated	16.3 %	Closed end	Q2 2026
Prologis China Core Logistics Fund	China	Core	2019	Unconsolidated	15.5 %	Open end	Q3 2028
Prologis China Logistics Venture	China	Development	2011	Unconsolidated	15.0 %	Closed end	Q4 2025

	Venture (at 100%)[B]			
in thousands	Square Feet	GBV of Operating Bldgs	GBV of Real Estate	Debt
Unconsolidated Co-Investment Ventures				
Prologis Targeted U.S. Logistics Fund	133,845	$ 15,214,025	$ 15,752,088	$ 5,398,141
FIBRA Prologis[A]	65,903	5,306,949	6,627,003	2,209,859
Prologis Brazil Logistics Venture and other joint ventures	19,154	959,699	1,048,088	–
Prologis European Logistics Fund	171,964	21,677,706	21,838,145	6,905,299
Prologis European Logistics Partners	63,320	8,051,984	8,278,803	–
Nippon Prologis REIT[A]	44,339	6,556,429	6,642,850	2,436,400
Prologis Japan Core Logistics Fund	3,119	561,162	561,162	300,159
Prologis China Core Logistics Fund	30,037	2,233,520	2,277,555	957,934
Prologis China Logistics Venture	23,250	748,526	786,554	369,113
Total Unconsolidated Co-Investment Ventures	**554,931**	**61,310,000**	**63,812,248**	**18,576,905**
Consolidated Co-Investment Ventures				
Prologis U.S. Logistics Venture	78,187	8,401,088	8,469,812	–
Total Consolidated Co-Investment Ventures	**78,187**	**8,401,088**	**8,469,812**	**–**
Total Co-Investment Ventures	**633,118**	**$ 69,711,088**	**$ 72,282,060**	**$ 18,576,905**

* The next promote opportunity is related to the Stabilization of individual development projects.

A. Throughout this document we use the most recent public information for these co-investment ventures.

B. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

30

Q3 2025 Supplemental

Strategic Capital

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%)(A)

dollars in thousands	U.S.	Other Americas	Europe	Asia	Total
Operating Information	**For the Three Months Ended September 30, 2025**				
Rental revenue	$ 411,152	$ 205,675	$ 527,421	$ 163,453	$ 1,307,701
Rental expense	(97,221)	(27,802)	(107,769)	(44,604)	(277,396)
General and administrative expense	(20,424)	(19,582)	(22,117)	(16,454)	(78,577)
Depreciation and amortization expense	(132,383)	(57,887)	(217,249)	(55,449)	(462,968)
Other operating revenue (expense)	(739)	(142)	(1,165)	19	(2,027)
Operating income (expense) before gains on real estate transactions, net	**160,385**	**100,262**	**179,121**	**46,965**	**486,733**
Gains (losses) on dispositions of investments in real estate, net	(21)	(440)	(28)	17,509	17,020
Operating income (expense)	**160,364**	**99,822**	**179,093**	**64,474**	**503,753**
Interest expense	(59,112)	(30,306)	(52,554)	(19,260)	(161,232)
Current and deferred income tax benefit (expense)	(453)	(348)	(36,817)	(5,391)	(43,009)
Foreign currency, derivative and other gains (losses) and other income (expense), net	1,334	(27,699)	(994)	6,261	(21,098)
Net earnings (loss)	**102,133**	**41,469**	**88,728**	**46,084**	**278,414**
Real estate related depreciation and amortization expense	128,082	58,474	212,772	52,936	452,264
(Gains) losses on dispositions of investments in real estate, net of taxes	23	440	28	(17,509)	(17,018)
Unrealized foreign currency, derivative and other losses (gains), net	–	1,283	(368)	(4,093)	(3,178)
FFO, as modified by Prologis*	**230,238**	**101,666**	**301,160**	**77,418**	**710,482**
Core FFO defined adjustments	(2)	12	–	–	10
Core FFO*	**$ 230,236**	**$ 101,678**	**$ 301,160**	**$ 77,418**	**$ 710,492**
Balance Sheet Information	**At September 30, 2025**				
Operating properties, before depreciation	$ 15,214,025	$ 6,266,648	$ 29,729,690	$ 10,099,637	$ 61,310,000
Accumulated depreciation	(3,180,093)	(937,804)	(5,447,862)	(1,372,758)	(10,938,517)
Properties under development, land and other real estate	538,063	1,408,443	387,258	168,484	2,502,248
Other assets	1,115,537	536,661	1,572,451	678,104	3,902,753
Total assets	**$ 13,687,532**	**$ 7,273,948**	**$ 26,241,537**	**$ 9,573,467**	**$ 56,776,484**
Third-party debt	$ 5,398,141	$ 2,209,859	$ 6,905,299	$ 4,063,606	$ 18,576,905
Other liabilities	1,002,021	293,371	2,228,741	413,850	3,937,983
Total liabilities	**$ 6,400,162**	**$ 2,503,230**	**$ 9,134,040**	**$ 4,477,456**	**$ 22,514,888**
Weighted average ownership	**30.5%**	**31.0%**	**32.8%**	**15.4%**	**29.1%**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

31

Non-GAAP Pro-Rata Financial Information(A) Strategic Capital dollars in thousands Noncontrolling Interests included in Consolidated Amounts* Prologis Share of Unconsolidated Co-Investment Ventures* Operating Information For the Three Months Ended September 30, 2025 Rental revenue $ 107,700 $ 384,670 Rental expense (26,155) (79,096) General and administrative expense (11,775) (24,667) Depreciation and amortization expense (32,431) (136,445) Other operating income (expense) 13 (815) Operating income before gains 37,352 143,647 Gains (losses) on dispositions of investments in real estate, net 748 2,648 Operating income 38,100 146,295 Interest expense (302) (44,624) Current and deferred income tax benefit (expense) (280) (12,645) Foreign currency, derivative and other gains (losses) and other income (expense), net 804 (777) Earnings from unconsolidated co-investment ventures, net 7 – Net earnings 38,329 88,249 Real estate related depreciation and amortization expense 31,643 133,436 (Gains) losses on other dispositions of investments in real estate, net of taxes (excluding development properties and land) 164 (2,647) NAREIT defined FFO* 70,136 219,038 Unrealized foreign currency, derivative and other losses (gains), net – (1,181) FFO, as modified by Prologis* 70,136 217,857 Core FFO defined adjustments (675) 3 Core FFO* $ 69,461 $ 217,860 Balance Sheet Information At September 30, 2025 Operating properties, before depreciation $ 3,940,046 $ 17,825,100 Accumulated depreciation (906,072) (3,248,847) Properties under development, land and other real estate 197,769 774,140 Other assets 215,467 685,588 Total assets $ 3,447,210 $ 16,035,981 Third-party debt $ 22,103 $ 4,801,023 Other liabilities 97,003 1,085,337 Total liabilities $ 119,106 $ 5,886,360 Weighted average ownership 34.2% 29.1 % Noncontrolling interests investment $ 3,328,104 Investment in and advances to unconsolidated co-investment ventures $ 9,730,490 Investment in and advances to other unconsolidated ventures 812,567 Investment in and advances to unconsolidated entities $ 10,543,057 * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated.

Q3 2025 Supplemental

Capitalization

Overview

ASSETS UNDER MANAGEMENT

dollars in millions


$149,023
$214,517
$214,517
$245,000
$210,000
$175,000
$140,000
$105,000
$70,000
$35,000
$0
Debt
$40,082
Market Equity
$108,941
Investment Capacity $1,406
AUM Strategic Capital $97,912
Investors' share of ventures $64,088
Prologis Share of ventures $32,418
Direct owned and other $116,605
Total Enterprise Value(A) $149,023
Asia 6.6%
Other Americas 2.4%
Europe 17.0%
U.S.(B) 74.0%
Enterprise Value(A)
AUM by Ownership
AUM by Geography

U.S. DOLLAR EXPOSURE

dollars in millions


$149,023
$40,082
$108,941
Outside U.S. 16.8%
U.S. Dollar (B) 83.2%
Outside U.S. 56.7%
U.S. Dollar(B) 43.3%
Outside U.S. 3.9%
U.S. Dollar (B) 96.1%
Enterprise Value(A)
Debt
Market Equity

Prologis Share - Debt Metrics(C)		
	September 30, 2025	June 30, 2025
Debt as % of gross Market Capitalization*	26.5 %	27.9 %
Debt as % of gross real estate assets*	35.8 %	35.6 %
Secured debt as % of gross real estate assets*	0.5 %	0.5 %
Unencumbered gross real estate assets to unsecured debt*	270.6 %	272.8 %
Fixed charge coverage ratio*	6.4x	6.3x
Fixed charge coverage ratio, excluding development gains*	6.1x	6.0x
Debt/Adjusted EBITDA*	5.0x	5.1x
Debt/Adjusted EBITDA, excluding development gains*	5.3x	5.3x
Weighted average interest rate	3.2 %	3.2 %
Weighted average remaining maturity in years	8.3	8.5
Percentage of floating rate debt	4.3 %	5.2 %
Credit Ratings at September 30, 2025(D)		
Moody's	A2 (Outlook Stable)	
Standard & Poor's	A (Outlook Stable)	

DEBT BY CURRENCY – PROLOGIS SHARE


Other 6.7%
JPY 8.8%
GBP 7.6%
USD 43.3%
EUR 33.6%

UNENCUMBERED ASSETS – PROLOGIS SHARE: $108.6B

in billions


Other $7.4
CIP & Land $8.6
Operating Properties $92.6

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Enterprise value is calculated using Prologis' stock price of $114.52 at September 30, 2025.
B. Mexico is included in the U.S. as it is U.S. dollar functional.
C. The detailed calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules.
D. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

33

Q3 2025 Supplemental PROLOGIS®

Capitalization

Debt Components – Consolidated

dollars in thousands

Maturity	Unsecured: Senior Notes	Unsecured: Credit Facilities and Commercial Paper[(A)]	Unsecured: Term Loans and Other[(B)]	Secured Mortgage	Total	Wtd. Avg. Interest Rate	% Fixed
2025	$ –	$ –	$ 66	$ 175,179	$ 175,245	4.7 %	73 %
2026	1,352,218	–	715,110	46,933	2,114,261	2.8 %	73 %
2027	1,988,319	–	197,712	4,156	2,190,187	2.3 %	93 %
2028	2,612,085	224,922	114,189	3,041	2,954,237	3.1 %	90 %
2029	3,417,121	–	–	3,191	3,420,312	2.7 %	100 %
2030	2,851,313	–	33,785	3,345	2,888,443	2.7 %	99 %
2031	2,603,917	–	135,140	17,607	2,756,664	2.9 %	100 %
2032	2,275,041	–	202,711	18,715	2,496,467	2.1 %	100 %
2033	2,902,631	–	175,858	43,236	3,121,725	4.4 %	98 %
2034	3,076,330	–	406,681	–	3,483,011	3.7 %	97 %
2035	2,637,078	–	–	–	2,637,078	3.5 %	100 %
Thereafter	7,623,017	–	–	–	7,623,017	3.6 %	100 %
Subtotal	**$ 33,339,070**	**$ 224,922**	**$ 1,981,252**	**$ 315,403**	**$ 35,860,647**	**3.2 %**	**96 %**
Unamortized net premiums (discounts)	(427,241)	–	–	6,568	(420,673)		
Unamortized finance costs	(134,595)	–	(2,212)	(266)	(137,073)		
Total consolidated debt, net of premiums (discounts)	**$ 32,777,234**	**$ 224,922**	**$ 1,979,040**	**$ 321,705**	**$ 35,302,901**		
Weighted average interest rate	3.2 %	2.9 %	1.9 %	4.3 %	3.2 %		
Weighted average remaining maturity in years	9.0	2.8	4.2	2.4	8.6		

Prologis consolidated debt by local currency

	Senior Notes	Credit Facilities and Commercial Paper	Term Loans and Other	Secured Mortgage	Total	Investment Hedges[(C)]	Total	% of Total
USD	$ 15,574,817	$ –	$ 7,026	$ 151,891	$ 15,733,734	$ (876,069)	$ 14,857,665	41 %
EUR	12,054,190	–	237,360	–	12,291,550	–	12,291,550	35 %
GBP	1,840,612	–	–	–	1,840,612	676,069	2,516,681	7 %
JPY	1,623,625	55,408	1,431,068	–	3,110,101	–	3,110,101	9 %
CAD	1,284,873	169,514	143,571	169,814	1,767,772	200,000	1,967,772	6 %
Other	399,117	–	160,015	–	559,132	–	559,132	2 %
Total debt	**$32,777,234**	**$ 224,922**	**$ 1,979,040**	**$ 321,705**	**$35,302,901**	**$ –**	**$35,302,901**	**100 %**

Liquidity

Aggregate lender commitments:	
Credit facilities	$ 6,523,731
Less: Credit facilities borrowings outstanding	224,922
Less: Commercial paper borrowings outstanding[(D)]	–
Less: Outstanding letters of credit	26,875
Current availability	6,271,934
Cash and cash equivalents	1,186,022
Total liquidity	**$ 7,457,956**

A. The maturities for the 2023 Global Facility ($170 million) and the Yen Revolver ($55 million) are reflected at the extended maturity date, as the extension is at our option.
B. The maturity of certain debt ($144 million) is reflected at the extended maturity dates as the extension is at our option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See page 30 for our market equity exposure by currency.
D. We are required to maintain available commitments under our credit facilities in an amount at least equal to the commercial paper borrowings outstanding.

34

Q3 2025 Supplemental

Capitalization

Debt Components – Noncontrolling Interests and Unconsolidated[(A)]

dollars in thousands	Noncontrolling Interests					Prologis Share of Unconsolidated Co-Investment Ventures				
Maturity	Unsecured	Secured	Total	Wtd. Avg. Interest Rate	% Fixed	Unsecured[(B)]	Secured	Total	Wtd. Avg. Interest Rate	% Fixed
2025	$ –	$ 4,922	$ 4,922	6.7 %	4 %	$ 97,139	$ 3,198	$ 100,337	5.0 %	0 %
2026	–	796	796	3.7 %	100 %	92,604	70,272	162,876	3.1 %	77 %
2027	1,959	829	2,788	6.2 %	30 %	198,856	38,710	237,566	3.3 %	96 %
2028	2,128	390	2,518	6.6 %	16 %	561,993	79,011	641,004	4.3 %	61 %
2029	–	410	410	3.4 %	100 %	720,474	4,074	724,548	3.8 %	90 %
2030	–	430	430	3.4 %	100 %	478,579	1,501	480,080	3.0 %	99 %
2031	–	1,861	1,861	3.3 %	100 %	374,807	816	375,623	2.9 %	100 %
2032	–	473	473	3.4 %	100 %	466,691	577	467,268	2.6 %	100 %
2033	–	6,810	6,810	3.4 %	100 %	308,451	40,902	349,353	2.4 %	100 %
2034	–	–	–	–	–	397,152	8,051	405,203	4.5 %	100 %
2035	–	–	–	–	–	424,611	–	424,611	4.6 %	100 %
Thereafter	–	–	–	–	–	460,592	–	460,592	3.9 %	100 %
Subtotal	**$ 4,087**	**$ 16,921**	**$ 21,008**	**4.9 %**	**58 %**	**$ 4,581,949**	**$247,112**	**$4,829,061**	**3.6 %**	**90 %**
Unamortized net premiums (discounts)	–	1,123	1,123			(12,393)	419	(11,974)		
Unamortized finance costs	–	(28)	(28)			(15,150)	(914)	(16,064)		
Noncontrolling interests and Prologis Share of unconsolidated debt, net of unamortized premiums (discounts) and finance costs	**$ 4,087**	**$ 18,016**	**$ 22,103**			**$ 4,554,406**	**$246,617**	**$4,801,023**		
Weighted average interest rate	7.2 %	4.4 %	4.9 %			3.6 %	4.0 %	3.6 %		
Weighted average remaining maturity in years	2.4	5.2	5.8			6.1	3.5	6.0		

Noncontrolling interests share of consolidated debt by local currency

	Unsecured	Secured	Total	% of Total
USD	$ –	$ 18,016	$ 18,016	82 %
EUR	–	–	–	–
GBP	–	–	–	–
JPY	–	–	–	–
CAD	–	–	–	–
Other	4,087	–	4,087	18 %
Total debt	**$ 4,087**	**$ 18,016**	**$ 22,103**	**100 %**

Prologis Share of unconsolidated debt by local currency

	Unsecured	Secured	Total	Investment Hedges[(C)]	Total	% of Total
USD	$ 2,439,144	$ 63,187	$ 2,502,331	$ –	$2,502,331	52 %
EUR	1,504,537	48,793	1,553,330	(391,755)	1,161,575	24 %
GBP	191,134	24,328	215,462	319,618	535,080	11 %
JPY	372,769	48,776	421,545	–	421,545	9 %
CAD	–	–	–	–	–	–
Other	46,822	61,533	108,355	72,137	180,492	4 %
Total debt	**$ 4,554,406**	**$246,617**	**$4,801,023**	**$ –**	**$4,801,023**	**100 %**

A. Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated.
B. The maturity of certain unsecured debt (Prologis Share $455 million) is reflected at the extended maturity dates as the extension is at the venture's option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency.

35

Q3 2025 Supplemental PROLOGIS

Net Asset Value

Components – Prologis Share

in thousands, except for percentages and per square foot amounts

Operating Portfolio

	Square Feet	Gross Book Value	GBV per Sq Ft	Adjusted Cash NOI (Actual)*	Adjusted Cash NOI (Pro Forma)*	Annualized Adjusted Cash NOI*	Percent Occupied
Consolidated							
U.S.	589,667	$ 73,264,233	$ 124	$ 1,269,614	$ 1,269,614	$ 5,078,456	95.7 %
Other Americas	15,001	1,549,332	103	35,257	35,257	141,028	93.5 %
Europe	9,450	1,212,841	128	10,591	10,591	42,364	75.9 %
Asia	4,407	474,222	108	6,621	6,621	26,484	71.2 %
Pro forma adjustments for mid-quarter acquisitions/development completions					2,100	8,400	
Total consolidated operating portfolio	**618,525**	**76,500,628**	**124**	**1,322,083**	**1,324,183**	**5,296,732**	**95.2 %**
Unconsolidated							
U.S.	40,715	4,611,207	113	104,125	104,125	416,500	94.4 %
Other Americas	25,692	1,948,434	76	47,785	47,785	191,140	97.5 %
Europe	76,262	9,642,697	126	143,010	143,010	572,040	95.5 %
Asia	15,413	1,551,904	101	18,591	18,591	74,364	93.8 %
Net Property Management Income					12,907	49,749	
Pro forma adjustments for mid-quarter acquisitions/development completions					(640)	(2,560)	
Total unconsolidated operating portfolio	**158,082**	**17,754,242**	**112**	**313,511**	**325,778**	**1,301,233**	**95.4 %**
Total Operating Portfolio	**776,607**	**$ 94,254,870**	**$ 121**	**$ 1,635,594**	**$ 1,649,961**	**$ 6,597,965**	**95.2 %**

Development Portfolio

	Square Feet	Investment Balance	TEI	TEI per Sq Ft		Annualized Estimated NOI	Percent Leased
Consolidated							
Prestabilized							
U.S.	2,887	$ 505,963	$ 590,345	$ 204		$ 37,455	32.8 %
Other Americas	2,838	374,528	447,919	158		33,966	14.5 %
Europe	1,292	211,550	240,690	186		13,250	19.3 %
Asia	1,347	198,774	209,397	155		10,168	17.1 %
Properties under development							
U.S.[(A)]	8,378	1,349,290	2,182,186	260		151,001	
Other Americas	–	–	–	–		–	
Europe	1,542	49,010	398,889	259		22,149	
Asia	3,540	99,078	558,088	158		28,582	
Total consolidated development portfolio	**21,824**	**2,788,193**	**4,627,514**	**212**		**296,571**	
Unconsolidated							
U.S.	–	–	–	–		–	
Other Americas	522	15,013	44,340	85		3,342	
Europe	118	16,306	25,585	217		1,346	
Asia	174	2,541	10,587	61		604	
Total unconsolidated development portfolio	**814**	**33,860**	**80,512**	**99**		**5,292**	
Total Development Portfolio	**22,638**	**$ 2,822,053**	**$ 4,708,026**	**$ 208**		**$ 301,863**	
Prologis Share of est. value creation (see Capital Deployment - Development Portfolio)		953,294					
Total Development Portfolio, including est. value creation		**$ 3,775,347**					

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Amounts include a development recorded as a note receivable that is included in other real estate investments.

36

Components – Continued Net Asset Value in thousands Balance Sheet and Other Items Other assets Cash and cash equivalents $ 1,186,022 Restricted cash 221,540 Accounts receivable, prepaid assets and other tangible assets 1,518,155 Gross book value of other real estate investments and assets held for sale 6,413,180 Value added operating properties 434,809 Prologis receivable from unconsolidated co-investment ventures 335,717 Investments in and advances to other unconsolidated joint ventures 812,567 Total other assets $ 10,921,990 Other liabilities Accounts payable and other current liabilities $ 1,847,369 Deferred income taxes 149,394 Value added tax and other tax liabilities 27,258 Tenant security deposits 441,567 Other liabilities 862,948 Total other liabilities $ 3,328,536 Noncontrolling Interests and Unconsolidated Co-investment Ventures Less: noncontrolling interests share of net tangible other liabilities (assets) $ (81,332) Prologis Share of unconsolidated net tangible other assets (liabilities) $ 343,381 Less: noncontrolling interests share of value added operating properties $ (26,902) Prologis Share of unconsolidated value added operating properties $ 70,858 Land Current book value of land $ 5,095,671 Less: noncontrolling interests share of the current book value of land $ (35,683) Prologis Share of book value of land in unconsolidated co-investment ventures $ 85,945 Strategic Capital / Development Management Strategic Capital Third party share of asset management fees from consolidated and unconsolidated co-investment and other ventures (current quarter/annualized) $ 93,712 $ 374,848 Third party share of transactional fees from consolidated and unconsolidated co-investment and other ventures (current quarter/trailing twelve months) 7,909 33,248 Strategic capital expenses for asset management and transactional fees (current quarter/trailing twelve months) (34,185) (122,542) Fee Related Earnings $ 67,436 $ 285,554 Net Promote Income (Expense) (current quarter/trailing twelve months)(A) $ (12,268) $ 46,076 Net Promote Income (Expense) (five year average) $ 193,054 Development management revenue (current quarter/trailing twelve months) $ 9,330 $ 41,719 Debt (at par) and Preferred Stock Consolidated debt $ 35,860,647 Noncontrolling interests share of consolidated debt $ (21,008) Prologis Share of unconsolidated co-investment ventures' debt $ 4,829,061 Preferred stock $ 63,948 Common Stock and Limited Partnership Units Outstanding shares of common stock and limited partnership units 950,718 Net Promote Income (Expense) is negative due to expense primarily from amortization of stock compensation issued to employees related to promote income recognized in prior periods.

Notes and Definitions Prologis Park Grande, Tepotzotlán, Mexico

Q3 2025 Supplemental PROLOGIS®

Notes and Definitions

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation.

Acquisition Price, as presented for building acquisitions, represents economic cost. This amount includes the building purchase price plus 1) transaction closing costs, 2) due diligence costs, 3) immediate capital expenditures (including two years of property improvements and all leasing commissions and tenant improvements required to stabilize the property), and 4) the effects of marking assumed debt to market.

Adjusted Cash NOI (Actual) is a non-Generally Accepted Accounting Principles ("GAAP") financial measure and a component of Net Asset Value ("NAV"). It is used to assess the operating performance of our properties and enables both management and investors to estimate the fair value of our Operating Portfolio. A reconciliation for the most recent quarter ended of our rental income and rental expenses included in our Consolidated Statement of Income to Adjusted Cash NOI for the consolidated Operating Portfolio is as follows *(in thousands)*:

Rental revenues	$ 2,054,200
Rental expenses	(484,635)
NOI	1,569,565
Net termination fees and adjustments (a)	(1,676)
Less: actual NOI for Development Portfolio and Other Real Estate Investments and other	(81,531)
Less: Net Property Management Income	(43,302)
Less: properties contributed or sold (b)	286
Less: noncontrolling interests share of NOI less termination fees and adjustments	(81,480)
Prologis Share of adjusted NOI for consolidated Operating Portfolio at September 30, 2025	**$ 1,361,862**
Straight-line rents (c)	(70,873)
Free rent (c)	59,862
Amortization of lease intangibles (c)	(71,696)
Net Property Management Income	43,302
Effect of foreign currency exchange (d)	138
Less: noncontrolling interests	(512)
Third Quarter Adjusted Cash NOI (Actual)	**$ 1,322,083**

a. *Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement. The termination fee is offset by that customer's rent leveling asset or liability and fair value lease asset or liability write off, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Actual) to include only rental income that is indicative of the property's recurring operating performance.*
b. *Actual NOI for properties that were contributed or sold during the three-month period is removed.*
c. *Straight-line rents, free rent and amortization of lease intangibles (above and below market leases) are removed from the rental income of our Operating Portfolio to allow for the calculation of a cash yield.*
d. *Actual NOI and related adjustments are calculated in local currency and translated at the period end rate to allow for consistency with other assets and liabilities as of the reporting date.*

Adjusted Cash NOI (Pro forma) is a non-GAAP financial measure and consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter.

Adjusted EBITDA. We use Adjusted EBITDA attributable to common stockholders/unitholders ("Adjusted EBITDA"), a non-GAAP financial measure, as a measure of our operating performance. The most directly comparable GAAP measure is net earnings.

We believe Adjusted EBITDA provides relevant and useful information by offering insight into our operating performance before the effects of financing decisions, income taxes, and certain non-cash or non-recurring charges.

We calculate Adjusted EBITDA by beginning with consolidated net earnings attributable to common stockholders and removing the effect of:

i. gains or losses from the disposition of investments in real estate (excluding development properties and land);
ii. depreciation and amortization expense;
iii. impairment charges;
iv. interest charges;
v. current and deferred income taxes;
vi. preferred stock dividends;
vii. unrealized gains or losses on foreign currency and derivatives;
viii. stock compensation amortization expense;
ix. gains from the revaluation of equity investments upon acquisition of a controlling interest; and
x. gains or losses on early extinguishment of debt and derivative contracts (including cash charges).

We also include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire or stabilize during the quarter and to remove NOI on properties we dispose of during the quarter, assuming all transactions occurred at the beginning of the quarter. For properties we contribute, we make an adjustment to reflect NOI at the new ownership percentage for the full quarter.

We calculate Adjusted EBITDA based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of Adjusted EBITDA measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjusting items on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by removing the noncontrolling interests share of the applicable adjustments based on our average ownership percentage for the applicable periods.

While we believe Adjusted EBITDA is an important supplemental measure for our stockholders, potential investors and financial analysts to understand, it should not be used alone as it excludes significant components of net earnings computed under GAAP and is therefore limited as an analytical tool. We do not use Adjusted EBITDA as an alternative measure to net earnings computed under GAAP or as an alternative to cash from operating activities computed under GAAP or as an indicator of our ability to fund our cash needs. Our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies in both the real estate industry and other industries. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation to Adjusted EBITDA from consolidated net earnings attributable to common stockholders.

Annualized Estimated NOI for the properties in our Development Portfolio is based on current TEI multiplied by the Estimated Weighted Average Stabilized Yield.

39

Q3 2025 Supplemental PROLOGIS®

Notes and Definitions (continued)

Assets Under Management ("AUM") represents the estimated fair value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding Investment Capacity and the third-party investors' share of the estimated fair value of the assets in the co-investment ventures to Enterprise Value.

Business Line Reporting is a non-GAAP financial measure. Core FFO and development gains are generated by our three lines of business: (i) real estate operations; (ii) strategic capital; and (iii) development. The real estate operations line of business represents total Prologis Core FFO, less the amount allocated to the strategic capital line of business. The amount of Core FFO allocated to the strategic capital line of business represents the third-party share of asset management fees and transactional fees that we earn from our consolidated and unconsolidated co-investment ventures less costs directly associated with our strategic capital group and Net Promote Income (Expense). Realized development gains include our share of gains on dispositions of development properties and land, net of taxes. To calculate the per share amount, the amount generated by each line of business is divided by the weighted average diluted common shares outstanding used in our Core FFO per share calculation. Management believes evaluating our results by line of business is a useful supplemental measure of our operating performance because it helps the investing public compare the operating performance of Prologis' respective businesses to other companies' comparable businesses. Prologis' computation of FFO by line of business may not be comparable to that reported by other real estate companies as they may use different methodologies in computing such measures.

Calculation of Per Share Amounts

	Three Months Ended		Nine Months Ended	
	Sep. 30,		Sep. 30,	
in thousands, except per share amount	**2025**	**2024**	**2025**	**2024**
Net earnings				
Net earnings attributable to common stockholders	$ 762,897	$ 1,004,267	$ 1,924,122	$ 2,448,375
Noncontrolling interest attributable to exchangeable limited partnership units	18,781	25,130	47,592	61,851
Adjusted net earnings attributable to common stockholders - Diluted	**$ 781,678**	**$ 1,029,397**	**$ 1,971,714**	**$ 2,510,226**
Weighted average common shares outstanding - Basic	928,851	926,427	928,186	926,017
Incremental weighted average effect on exchange of limited partnership units	22,809	23,191	22,958	23,424
Incremental weighted average effect of equity awards	4,943	4,195	4,680	4,089
Weighted average common shares outstanding - Diluted	**956,603**	**953,813**	**955,824**	**953,530**
Net earnings per share - Basic	**$ 0.82**	**$ 1.08**	**$ 2.07**	**$ 2.64**
Net earnings per share - Diluted	**$ 0.82**	**$ 1.08**	**$ 2.06**	**$ 2.63**

	Three Months Ended		Nine Months Ended	
	Sep. 30,		Sep. 30,	
in thousands, except per share amount	**2025**	**2024**	**2025**	**2024**
Core FFO				
Core FFO attributable to common stockholders/ unitholders	$ 1,425,630	$ 1,366,611	$ 4,177,643	$ 3,870,277
Noncontrolling interest attributable to exchangeable limited partnership units	273	299	825	863
Core FFO attributable to common stockholders/ unitholders - Diluted	**$ 1,425,903**	**$ 1,366,910**	**$ 4,178,468**	**$ 3,871,140**
Net Promote Income (Expense)	(12,268)	(16,904)	(36,598)	(50,960)
Core FFO attributable to common stockholders/ unitholders, excluding Net Promote Income (Expense) - Diluted	**$ 1,438,171**	**$ 1,383,814**	**$ 4,215,066**	**$ 3,922,100**
Weighted average common shares outstanding - Basic	928,851	926,427	928,186	926,017
Incremental weighted average effect on exchange of limited partnership units	22,909	23,332	23,223	23,434
Incremental weighted average effect of equity awards	4,943	4,195	4,680	4,089
Weighted average common shares outstanding - Diluted	**956,703**	**953,954**	**956,089**	**953,540**
Core FFO per share - Diluted	**$ 1.49**	**$ 1.43**	**$ 4.37**	**$ 4.06**
Core FFO per share, excluding Net Promote Income (Expense) - Diluted	**$ 1.50**	**$ 1.45**	**$ 4.41**	**$ 4.11**

Covered Land Plays are income generating assets acquired with the intention to redevelop for higher and better use as industrial properties. These assets may be included in our Operating Portfolio, Value-Added Properties or other real estate investments.

Debt Covenants are calculated in accordance with the respective debt agreements and may be different than other covenants or metrics presented. They are not calculated in accordance with the applicable Securities Exchange Commission rules. Please refer to the respective agreements for full financial covenant descriptions. Debt covenants as of the period end were as follows:

	Indenture		Global Line	
	Covenant	**Actual**	**Covenant**	**Actual**
Leverage ratio	<60%	32.4 %	<60%	24.7 %
Fixed charge coverage ratio	>1.5x	6.7x	>1.5x	8.1x
Secured debt leverage ratio	<40%	0.3 %	<40%	0.2 %
Unencumbered asset to unsecured debt ratio	>150%	279.8 %	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	786.8 %

Debt Metrics. We evaluate the following debt metrics to monitor the strength and flexibility of our capital structure and evaluate the performance of our management. Investors can utilize these metrics to make a determination about our ability to service or refinance our debt. See below for the calculations.

40

Q3 2025 Supplemental PROLOGIS®

Notes and Definitions (continued)

dollars in thousands	Three Months Ended Sep. 30, 2025	Jun. 30, 2025
Debt as a % of gross real estate assets:		
Consolidated debt	$ 35,302,901	$ 34,666,551
Unamortized deferred financing costs and discount, net	557,746	566,938
Consolidated debt (at par)	35,860,647	35,233,489
Noncontrolling interests share of consolidated debt (at par)	(21,008)	(20,203)
Prologis Share of unconsolidated debt (at par)	4,829,061	4,823,451
Total Prologis Share of debt (at par)	40,668,700	40,036,737
Prologis Share of outstanding foreign currency derivatives	2,516	33,975
Consolidated cash and cash equivalents	(1,186,022)	(1,066,081)
Noncontrolling interests share of consolidated cash and cash equivalents	36,101	36,232
Prologis Share of unconsolidated cash and cash equivalents	(252,765)	(288,518)
Total Prologis Share of debt, net of adjustments	**$ 39,268,530**	**$ 38,752,345**
Consolidated gross investments in real estate	95,037,476	94,332,511
Investments in and advances to other unconsolidated ventures	812,567	796,742
Assets held for sale or contribution	358,851	253,331
Acquired intangible liabilities, net of assets	(901,559)	(941,166)
Consolidated gross real estate assets	95,307,335	94,441,418
Noncontrolling interests share of consolidated gross real estate assets	(4,037,004)	(3,998,202)
Prologis Share of unconsolidated gross real estate assets	18,534,150	18,503,202
Total Prologis Share of gross real estate assets	**$ 109,804,481**	**$ 108,946,418**
Debt as a % of gross real estate assets	**35.8 %**	**35.6 %**
Debt as a % of gross Market Capitalization:		
Total Prologis Share of debt, net of adjustments	**$ 39,268,530**	**$ 38,752,345**
Total outstanding common stock and limited partnership units	950,718	950,352
Share price at quarter end	$ 114.52	$ 105.12
Total equity capitalization	$ 108,876,225	$ 99,901,002
Total Prologis Share of debt, net of adjustments	39,268,530	38,752,345
Gross Market Capitalization	**$ 148,144,755**	**$ 138,653,347**
Debt as a % of gross Market Capitalization	**26.5 %**	**27.9 %**
Secured debt as a % of gross real estate assets:		
Consolidated secured debt (at par)	$ 315,403	$ 319,210
Noncontrolling interests share of consolidated secured debt (at par)	(16,921)	(17,020)
Prologis Share of unconsolidated secured debt (at par)	247,112	248,928
Total Prologis Share of secured debt (at par)	**$ 545,594**	**$ 551,118**
Total Prologis Share of gross real estate assets	**$ 109,804,481**	**$ 108,946,418**
Secured debt as a % of gross real estate assets	**0.5 %**	**0.5 %**
Unencumbered gross real estate assets to unsecured debt:		
Consolidated unencumbered gross real estate assets	$ 94,581,546	$ 93,712,203
Noncontrolling interests share of consolidated unencumbered gross real estate assets	(3,977,056)	(3,938,535)
Prologis Share of unconsolidated unencumbered gross real estate assets	17,983,677	17,951,293
Total Prologis Share of unencumbered gross real estate assets	**$ 108,588,167**	**$ 107,724,961**
Consolidated unsecured debt (at par)	35,545,244	34,914,279
Noncontrolling interests share of consolidated unsecured debt (at par)	(4,087)	(3,183)
Prologis Share of unconsolidated unsecured debt (at par)	4,581,949	4,574,523
Total Prologis Share of unsecured debt (at par)	**$ 40,123,106**	**$ 39,485,619**
Unencumbered gross real estate assets to unsecured debt	**270.6 %**	**272.8 %**

dollars in thousands	Three Months Ended Sep. 30, 2025	Jun. 30, 2025
Fixed Charge Coverage ratio:		
Adjusted EBITDA (a)	$ 1,867,706	$ 1,789,332
Adjusted EBITDA-annualized including trailing 12 months of development gains and other and excluding Net Promote Income (Expense) (b)	$ 7,755,071	$ 7,584,541
Net Promote Income (Expense) for the trailing 12 months	46,076	41,440
Adjusted EBITDA-annualized	$ 7,801,147	$ 7,625,981
Pro forma adjustment annualized	(5,412)	(9,924)
Adjusted EBITDA, including NOI from disposed properties, annualized	**$ 7,795,735**	**$ 7,616,057**
Interest expense	$ 258,274	$ 251,866
Amortization and write-off of deferred loan costs	(7,459)	(7,861)
Amortization of debt discount, net	(14,234)	(14,061)
Capitalized interest	25,701	26,267
Preferred stock dividends	1,369	1,505
Noncontrolling interests share of consolidated fixed charges	(426)	(431)
Prologis Share of unconsolidated fixed charges	43,400	42,572
Total Prologis Share of fixed charges	$ 306,625	$ 299,857
Total Prologis Share of fixed charges, annualized	**$ 1,226,500**	**$ 1,199,428**
Fixed charge coverage ratio	**6.4x**	**6.3x**
Debt to Adjusted EBITDA:		
Total Prologis Share of debt, net of adjustments	**$ 39,268,530**	**$ 38,752,345**
Adjusted EBITDA-annualized	**$ 7,801,147**	**$ 7,625,981**
Debt to Adjusted EBITDA ratio	**5.0x**	**5.1x**

a. *Refer to page 9 for a reconciliation to Adjusted EBITDA from Consolidated Net Earnings Attributable to Common Stockholders.*
b. *Prologis Share of gains on dispositions of development properties and land for the trailing 12 months was $351.5 million and $369.6 million for the current quarter and the previous quarter, respectively.*

Development Portfolio includes industrial and non-industrial properties, data centers, yards and parking lots that are under development and properties that are developed but have not met Stabilization. At September 30, 2025, total TEI for yards, parking lots, data centers and non-industrial assets was $1.2 billion and $1.1 billion on an Owned and Managed and Prologis Share basis, respectively. We do not disclose square footage for yards and parking lots.

Enterprise Value equals our Market Equity plus our share of total debt.

Estimated Build Out (TEI and sq ft) represents the estimated TEI and finished square feet available for lease upon completion of an industrial building on existing parcels of land.

Estimated Value Creation represents the value that we expect to create through our development and leasing activities. We calculate Estimated Value Creation by estimating the Stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. Estimated Value Creation is calculated as the amount by which the value exceeds our TEI, including closing costs and taxes, if any, and does not include any fees or promotes we may earn.

41

Notes and Definitions (continued)

Q3 2025 Supplemental PROLOGIS

Estimated Weighted Average Margin is calculated on development properties as Estimated Value Creation, less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by TEI.

Estimated Weighted Average Stabilized Yield is calculated on the properties in the Development Portfolio as Stabilized NOI divided by TEI. The yields on a Prologis Share basis were as follows:

	Pre-Stabilized Developments	2025 Expected Completion	2026 and Thereafter Expected Completion	Total Development Portfolio
U.S.	6.3 %	6.6 %	7.0 %	6.8 %
Other Americas	7.6 %	7.5 %	7.5 %	7.6 %
Europe	5.4 %	6.4 %	5.5 %	5.5 %
Asia	4.9 %	7.5 %	5.1 %	5.1 %
Total	6.4 %	6.6 %	6.4 %	6.4 %

Fee Related Earnings ("FRE") is a non-GAAP financial measure and component of NAV. It is used to assess the performance of our strategic capital business and enables management and investors to estimate the corresponding fair value. FRE is calculated as the third-party share of asset management fees and transactional fees from our consolidated and unconsolidated co-investment ventures and other ventures, net of direct and allocated related expenses. As non-GAAP financial measures, FRE has certain limitations as an analytical tool and may vary among real estate and asset management companies. As a result, we provide a reconciliation of Strategic Capital Revenues (from our Consolidated Financial Statements prepared in accordance with U.S. GAAP) to our FRE measure, as follows:

in thousands	Three Months Ended	Nine Months Ended Sep. 30, 2025
Strategic capital revenues	$ 150,351	$ 438,652
Less: Strategic capital revenue from property management fees	(36,988)	(109,378)
Less: Prologis Share of asset management fees and transactional fees from unconsolidated entities	(22,491)	(65,807)
Add: Third-party share of asset management fees and transactional fees from consolidated ventures	11,884	35,755
Effect of foreign currency exchange	110	2,260
Third-party share of fee related and promote revenue	**$ 102,866**	**$ 301,482**
Less: Promote revenue	(1,245)	(1,306)
Fee related revenue	**$ 101,621**	**$ 300,176**
Less: Strategic capital expenses for asset management fees and transactional fees	(34,185)	
Fee Related Earnings	**$ 67,436**	

Fee Related Earnings Annualized utilizes the components of the current quarter FRE to calculate an estimated annual FRE amount. FRE annualized is calculated as the current quarter third-party share of asset management fees from consolidated and unconsolidated co-investment ventures multiplied by four plus the third-party share of transactional fees from consolidated and unconsolidated co-investment ventures for the trailing twelve months. This total is reduced by trailing twelve months of strategic capital expenses for asset management and transactional fees.

FFO, as modified by Prologis attributable to common stockholders/unitholders ("FFO, as modified by Prologis"); Core FFO attributable to common stockholders/unitholders ("Core FFO"); AFFO attributable to common stockholders/unitholders ("AFFO"); (collectively referred to as "FFO"). FFO is a non-GAAP financial measure that is commonly used in the real estate industry, with net earnings as the most directly comparable GAAP measure.

The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as earnings computed under GAAP to exclude depreciation and gains and losses from sales net of any related tax, along with impairment charges, of previously depreciated properties. This measure excludes the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, as these are similar to gains from the sales of previously depreciated properties. This measure excludes similar adjustments from our unconsolidated entities and the third parties' share of our consolidated ventures.

Our FFO Measures

Our FFO measures begin with NAREIT's definition, with certain adjustments to calculate FFO, as modified by Prologis, and Core FFO, both as defined below, to reflect our business and execution of our management strategy. While these adjustments are subject to significant fluctuations from period to period, with both positive and negative short-term impacts, the removal of the effects of these items enhances our understanding of the core operating performance of our properties over the long term.

We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S. We use both Core FFO and AFFO to (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; and (v) evaluate how a specific potential investment will impact our future results.

We calculate our FFO measures based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of our FFO measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjustments on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by removing the noncontrolling interests share of the applicable adjustments based on our average ownership percentage for the applicable periods.

FFO, as modified by Prologis

To arrive at FFO, *as modified by Prologis*, we adjust the NAREIT defined FFO measure to exclude:

i. deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
ii. current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure; and
iii. foreign currency exchange gains and losses resulting from (a) debt transactions between us and our foreign entities; (b) third-party debt that is used to hedge our investment in foreign entities; (c) derivative financial instruments related to any such debt transactions; and (d) mark-to-market adjustments associated with derivative and other financial instruments.

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Notes and Definitions (continued)

Q3 2025 Supplemental PROLOGIS

Core FFO

To arrive at Core FFO, we adjust FFO, as modified by Prologis, to exclude the following:

i. gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;
ii. income tax expense related to the sale of investments in real estate;
iii. impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties; and
iv. gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock.

AFFO

To arrive at AFFO, we adjust Core FFO to include realized gains from the disposition of land and development properties, net of current tax expense, and recurring capital expenditures and exclude the following items that we recognize directly in Core FFO:

i. straight-line rents;
ii. amortization of above- and below-market lease intangibles;
iii. amortization of management contracts;
iv. amortization of debt premiums and discounts and financing costs, net of amounts capitalized; and
v. stock compensation amortization expense.

Limitations on the use of our FFO measures

While we believe our modified FFO measures are important supplemental measures, neither NAREIT's nor our measures of FFO should be used alone because they exclude significant components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. We do not use NAREIT's nor our measures of FFO as alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

We compensate for the limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures from consolidated net earnings attributable to common stockholders.

General and Administrative Expenses ("G&A"). Our property management personnel perform the property-level management of the properties in our owned and managed portfolio, which include properties we consolidate and those we manage that are owned by the unconsolidated co-investment ventures. We allocate the costs of our property management function to the properties we consolidate (included in Rental Expenses) and the properties owned by the unconsolidated co-investment ventures (included in Strategic Capital Expenses) by using the square feet owned by the respective portfolios. Strategic Capital Expenses also include the direct expenses associated with the asset management of the unconsolidated co-investment ventures provided by our employees who are assigned to our strategic capital segment as well as promote expenses. We do not allocate indirect costs to Strategic Capital Expenses.

We capitalize certain costs directly related to our development. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows:

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,	
in thousands	2025	2024	2025	2024
Building and land development activities	$ 29,002	$ 31,253	$ 84,787	$ 103,280
Operating building improvements and other	15,115	13,267	43,609	42,158
Total capitalized G&A	**$ 44,117**	**$ 44,520**	**$ 128,396**	**$ 145,438**

G&A as a Percent of Assets Under Management (dollars in thousands)

Adjusted G&A (trailing twelve months):	
Net G&A	$ 434,958
Add: strategic capital expenses (excluding promote expense)	206,271
Less: strategic capital property management expenses	(83,729)
Adjusted G&A	**$ 557,500**
Gross book value at period end (a):	
Operating properties	$ 142,158,581
Development portfolio - TEI	5,109,136
Land portfolio	5,321,730
Other real estate investments and assets held for sale	8,931,683
Total value of assets under management	**$ 161,521,130**
G&A as % of assets under management	**0.35%**

(a) *This does not represent enterprise value*

Guidance. The following is a reconciliation of our annual guided Net Earnings per share to our guided Core FFO per share:

	Low	High
Net earnings attributable to common stockholders (a)	**$ 3.40**	**$ 3.50**
Our share of:		
Depreciation and amortization	3.05	3.08
Net gains on real estate transactions, net of taxes	(0.85)	(0.95)
Unrealized foreign currency losses (gains), losses (gains) on early extinguishment of debt and other, net	0.18	0.18
Core FFO attributable to common stockholders/unitholders	**$ 5.78**	**$ 5.81**
Less: Net Promote Expense (Income)	0.05	0.05
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)	**$ 5.83**	**$ 5.86**

a. *Earnings guidance includes potential future gains recognized from real estate transactions, but excludes future foreign currency or derivative gains or losses as these items are difficult to predict.*

IBI Activity Index is a seasonally-adjusted diffusion index based on a monthly survey of business activity from a geographically-diverse group of respondents across the U.S. Readings greater than 50 reflect growth in activity. These are proprietary metrics for the U.S. Prologis portfolio.

43

Notes and Definitions (continued)

Q3 2025 Supplemental PROLOGIS®

Income Taxes.

in thousands	Three Months Ended Sep. 30, 2025	Three Months Ended Sep. 30, 2024	Nine Months Ended Sep. 30, 2025	Nine Months Ended Sep. 30, 2024
Current income tax expense	$ 57,090	$ 10,517	$ 119,639	$ 70,566
Current income tax expense (benefit) on dispositions	2,757	2,001	4,632	7,306
Total current income tax expense (benefit)	59,847	12,518	124,271	77,872
Deferred income tax expense (benefit)	(5,312)	(8,304)	(2,948)	2,201
Total income tax expense (benefit)	**$ 54,535**	**$ 4,214**	**$ 121,323**	**$ 80,073**

Interest Expense.

in thousands	Three Months Ended Sep. 30, 2025	Three Months Ended Sep. 30, 2024	Nine Months Ended Sep. 30, 2025	Nine Months Ended Sep. 30, 2024
Gross interest expense	$ 262,282	$ 233,691	$ 752,770	$ 656,315
Amortization of debt discounts, net	14,234	13,753	42,061	38,464
Amortization of finance costs	7,459	6,581	22,389	19,982
Interest expense before capitalization	283,975	254,025	817,220	714,761
Capitalized amounts	(25,701)	(23,912)	(75,329)	(83,061)
Interest Expense	**$ 258,274**	**$ 230,113**	**$ 741,891**	**$ 631,700**

Investment Capacity is our estimate of the gross real estate that could be acquired by our co-investment ventures through the use of existing equity commitments, less any unpaid redemption requests, assuming a midpoint of the target leverage range of the ventures.

Lease Negotiation Gestation is the measurement of the number of days between the first proposal exchange with the prospective customer and the final lease signing, including lease terms less than twelve months. This is for new leases in our Operating Portfolio only and excludes renewals.

Lease Proposals are the total initial proposals sent to prospective customers in our Operating Portfolio, measured by net rentable area in square feet. Proposals as a percent of available net rentable area refers to proposals on units vacant or expiring in the next twelve months. Includes proposals with lease terms less than twelve months, as well as customer expansions and renewals.

Market Capitalization equals Market Equity, less liquidation preference of the preferred shares/units, plus our share of total debt.

Market Equity equals outstanding shares of common stock and units multiplied by the closing stock price plus the liquidation preference of the preferred shares/units.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular line of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business components that we believe are important in calculating our NAV but we have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform or development platform.

Net Effective Rent is calculated at the beginning of the lease using estimated total cash base rent to be received over the term and annualized, and excludes fair value lease amortization from acquisitions. Amounts derived in a currency other than the U.S. dollar have been translated using the average rate from the previous twelve months. The per square foot number is calculated by dividing the Net Effective Rent by the occupied square feet of the lease.

Net Operating Income ("NOI") is a non-GAAP financial measure used to evaluate our operating performance and represents rental revenue less rental expenses. For our consolidated properties, it is calculated directly from our Consolidated Financial Statements as Rental Revenue less Rental Expenses.

Net Promote Income (Expense) is promote revenue earned from third-party investors during the period, net of related cash and stock compensation expenses, and taxes and foreign currency derivative gains and losses, if applicable.

Net Property Management Income represents property management fees less the actual costs of providing property management services.

Non-GAAP Pro-Rata Financial Information. This information includes non-GAAP financial measures. The Prologis Share of unconsolidated co-investment ventures are derived on an entity-by-entity basis by applying our ownership percentage to each line item in the GAAP financial statements of these ventures to calculate our share of that line item. For purposes of balance sheet data, we use our ownership percentage at the end of the period and for operating information we use our average ownership percentage during the period consistent with how we calculate our share of net earnings (loss) during the period for our consolidated financial statements. We use a similar calculation to derive the noncontrolling interests share of each line item in our consolidated financial statements.

We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our co-investment ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interests, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the co-investment venture. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure.

We do not control the unconsolidated co-investment ventures for purposes of GAAP and the presentation of the assets and liabilities and revenues and expenses do not represent a legal claim to such items. The operating agreements of the unconsolidated co-investment ventures generally provide that investors, including Prologis, may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale, or (3) upon liquidation of the venture. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Upon liquidation of the co-investment venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the investors generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

Because of these limitations, the Non-GAAP Pro-Rata Financial Information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP.

44

Q3 2025 Supplemental PROLOGIS®

Notes and Definitions (continued)

Non-Strategic Assets are industrial properties, which we acquired primarily through Merger and Acquisition ("M&A") transactions, that we do not intend to hold long-term. These industrial properties are classified as other real estate Investments.

Operating Portfolio represents industrial properties in our Owned and Managed portfolio that have reached Stabilization. Assets held for sale, Non-Strategic Assets and non-industrial assets are excluded from the portfolio. NOI of our Operating Portfolio excludes net termination fees and adjustments. Prologis Share of NOI includes NOI for the properties contributed to or acquired from co-investment ventures at our actual share prior to and subsequent to change in ownership. The U.S. markets not presented consist of Austin, Charlotte, Columbus, Denver, Louisville, Portland, Raleigh-Durham, Reno, San Antonio, Savannah and Tampa. The European countries not presented consist of Belgium, Czech Republic, Hungary, Italy, Poland, Slovakia, Spain and Sweden.

Owned and Managed represents the consolidated properties as well as properties owned by our unconsolidated co-investment ventures, which we manage.

Prologis Share represents our proportionate economic ownership of each entity, or property included in our total Owned and Managed portfolio, whether consolidated or unconsolidated.

Rental Revenues.

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,	
in thousands	**2025**	**2024**	**2025**	**2024**
Rental revenues	$ 1,450,801	$ 1,329,367	$ 4,221,630	$ 3,865,758
Rental recoveries	438,473	397,298	1,311,976	1,232,126
Amortization of lease intangibles	79,647	97,542	254,026	300,085
Straight-lined rents	85,279	72,957	279,165	179,229
Rental Revenues	**$ 2,054,200**	**$ 1,897,164**	**$ 6,066,797**	**$ 5,577,198**

Rent Change (Cash) represents the percentage change in starting rental rates per the lease agreement, on new and renewed leases, commenced during the period compared with the previous ending rental rates in that same space. This measure excludes any short-term leases of less than one-year, holdover payments, free rent periods and introductory (teaser rates) defined as 50% or less of the stabilized rate.

Rent Change (Net Effective) represents the percentage change in net effective rental rates (average rate over the lease term), on new and renewed leases, commenced during the period compared with the previous net effective rental rates for the same respective spaces. This measure excludes any short-term leases of less than one year and holdover payments.

Retention is the square footage of all leases commenced during the period that are rented by existing tenants divided by the square footage of all expiring leases during the reporting period. The square footage of tenants that default or buy-out prior to expiration of their lease and short-term leases of less than one year, are not included in the calculation.

Same Store. Our same store metrics are non-GAAP financial measures, which are commonly used in the real estate industry and expected from the financial community, on both a net effective and cash basis.

We evaluate the performance of the operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, which allows us and investors to analyze our ongoing business operations. We determine our same store metrics on property NOI, which is calculated as rental revenue less rental expense for the applicable properties in the same store population for both consolidated and unconsolidated properties based on our ownership interest, as further defined below.

We define our same store population for the three months ended September 30, 2025 as the properties in our Owned and Managed Operating Portfolio, including the property NOI for both consolidated properties and properties owned by the unconsolidated co-investment ventures at January 1, 2024 and owned throughout the same three-month period in both 2024 and 2025.

We believe the drivers of property NOI for the consolidated portfolio are generally the same for the properties owned by the ventures in which we invest and therefore we evaluate the same store metrics of the Owned and Managed portfolio based on Prologis' ownership in the properties ("Prologis Share").

The same store population excludes properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period (January 1, 2024) and properties acquired or disposed of to third parties during the periods. To derive an appropriate measure of period- to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S dollar, for both periods.

As non-GAAP financial measures, the same store metrics have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation of Rental Revenues less Rental Expenses ("Property NOI") (from our Consolidated Financial Statements prepared in accordance with U.S GAAP) to our Same Store Property NOI measures, as follows:

45

Q3 2025 Supplemental PROLOGIS®

Notes and Definitions (continued)

dollars in thousands	Three Months Ended Sep. 30, 2025	2024	Change (%)
Reconciliation of Consolidated Property NOI to Same Store Property NOI measures:			
Rental revenues	$2,054,200	$ 1,897,164	
Rental expenses	(484,635)	(427,425)	
Consolidated Property NOI	**$1,569,565**	**$ 1,469,739**	
Adjustments to derive same store results:			
Property NOI from consolidated properties not included in same store portfolio and other adjustments (a)	(221,195)	(146,152)	
Property NOI from unconsolidated co-investment ventures included in same store portfolio (a)(b)	922,394	862,254	
Third parties' share of Property NOI from properties included in same store portfolio (a)(b)	(729,294)	(702,105)	
Prologis Share of Same Store Property NOI - Net Effective (b)	**$1,541,470**	**$ 1,483,736**	**3.9 %**
Consolidated properties straight-line rent and fair value lease amortization included in the same store portfolio (c)	(120,889)	(132,304)	
Unconsolidated co-investment ventures straight-line rent and fair value lease amortization included in the same store portfolio (c)	(31,569)	(23,562)	
Third parties' share of straight-line rent and fair value lease amortization included in the same store portfolio (b)(c)	27,061	17,926	
Prologis Share of Same Store Property NOI - Cash (b)(c)	**$1,416,073**	**$ 1,345,796**	**5.2 %**

a. *We exclude properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the periods and properties acquired or disposed of to third parties during the periods. We also exclude one-time items due to early lease terminations, including termination fees received from customers and the write-off of related lease assets and liabilities, that are not indicative of the property's recurring operating performance in order to evaluate the growth or decline in each property's rental revenues. Same Store Property NOI is adjusted to include an allocation of property management expenses for our consolidated properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the actual costs of providing property management and leasing services are recognized as part of our consolidated rental expense.*

b. *We include the Property NOI for the same store portfolio for both consolidated properties and properties owned by the co-investment ventures based on our investment in the underlying properties. In order to calculate our share of Same Store Property NOI from the co-investment ventures in which we own less than 100%, we use the co-investment ventures' underlying Property NOI for the same store portfolio and apply our ownership percentage at September 30, 2025 to the Property NOI for both periods, including the properties contributed during the periods. We adjust the total Property NOI from the same store portfolio of the co-investment ventures by subtracting the third parties' share of both consolidated and unconsolidated co-investment ventures.*

During the periods presented, certain wholly owned properties were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the venture subsequent to the contribution date based on our ownership interest at the end of the period). As a result only line items labeled "Prologis Share of Same Store Property NOI" are comparable period over period.

c. *We further remove certain noncash items (straight-line rent and fair value lease amortization) included in the financial statements prepared in accordance with U.S. GAAP to reflect a Same Store Property NOI - Cash measure.*

We manage our business and compensate our executives based on the same store results of our Owned and Managed portfolio at 100% as we manage our portfolio on an ownership blind basis. We calculate those results by including 100% of the properties included in our same store portfolio.

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Space Utilization is our customer's assessment of their utilization of their unit on a scale of 0-100% and is based on a monthly survey of a geographically-diverse group of respondents across the U.S portfolio.

Stabilization is defined as the earlier of when a property that was developed has been completed for one year, is contributed to a co-investment venture following completion or is 90% occupied. Upon Stabilization, a property is moved into our Operating Portfolio.

Stabilized NOI is equal to the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5% minus estimated operating expenses.

Total Expected Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change.

Turnover Costs represent the estimated obligations incurred in connection with the signing of a lease; including leasing commissions and tenant improvements and are presented for leases that commenced during the period. Tenant improvements include costs to prepare a space for a new tenant or a lease renewal with the current tenant. It excludes costs for a first generation lease (i.e. a new development property) and short-term leases of less than one year.

Value-Added Properties are properties we have either acquired at a discount and believe we could provide greater returns post-stabilization or properties we expect to repurpose to higher uses.

Weighted Average Interest Rate is based on the effective rate, which includes the amortization of related premiums and discounts and finance costs.

Weighted Average Stabilized Capitalization ("Cap") Rate is calculated as Stabilized NOI divided by the Acquisition Price.

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